Exhibit 10.1

SAVINGS PLAN OF
AMEGA WEST SERVICES, LLC

THIS INDENTURE is made as of April 19, 2011, by CARPENTER TECHNOLOGY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Primary Sponsor”).

INTRODUCTION

Amega West Services, LLC (“Amega West”) established the Amega West Services 401(k) Plan effective March 1, 2009 (the “Plan”).  In connection with the acquisition of 100% of the outstanding equity interests of Amega West by the Primary Sponsor, Amega West assigned sponsorship of the Plan to the Primary Sponsor.  The Primary Sponsor now desires to amended and restate the Plan to consolidate amendments to the Plan since its last restatement, to update the Plan for recent changes in the law, and to rename the Plan the “Savings Plan of Amega West Services, LLC.”

The Plan is intended to be a profit sharing plan within the meaning of Treasury Regulations Section 1.401-1(b)(1)(ii) and also contains a cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code of 1986, as amended, and an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Primary Sponsor does hereby amend and restate the Plan, effective as of April 20, 2011, except where otherwise provided herein, to read as follows:

SAVINGS PLAN OF
AMEGA WEST SERVICES, LLC

ARTICLE 1
DEFINITIONS

Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise and the following words and phrases shall, when used herein, have the meanings set forth below:

1.1           “Account” means a Participant’s aggregate balance in the following accounts, as adjusted pursuant to the Plan as of any given date:

(a)           “Salary Deferral Account” which shall reflect a Participant’s interest in contributions made by a Plan Sponsor under Section 3.1(a) which have not been designated as Roth Elective Deferrals.

(b)           “Matching Account” which shall reflect a Participant’s interest in matching contributions made by a Plan Sponsor under Section 3.2.

(c)           “Thrift Account” which shall reflect a Participant’s interest in matching contributions made by a Plan Sponsor under Section 3.3.

(d)           “Rollover Account” which shall reflect a Participant’s interest in Rollover Amounts contributed pursuant to Section 3.4.

(e)           “Roth Elective Deferral Account” which shall consist of a Participant’s interest in Roth Elective Deferrals and earning and losses thereon.

(f)           “Roth Rollover Account” which shall consist of a Participant’s interest in Roth Rollover Amounts and earning and losses thereon.

(g)           “Company Stock Fund Subaccount” which shall be a subaccount under the Salary Deferral Account, the Matching Account, the Thrift Account, the Rollover Account, the Roth Elective Deferral Account, and the Roth Rollover Account and shall reflect the portion of a Participant’s Account invested in the Carpenter Technology Stock Fund.

The Salary Deferral Accounts, Thrift Accounts, Matching Accounts, Rollover Accounts, Roth Elective Deferral Accounts, and Roth Rollover Accounts shall each consist of a Non-Company Stock Fund Subaccount and an Company Stock Fund Subaccount.  The Company Stock Fund Subaccounts shall each consist of a Company Stock Subaccount and an Other Investment Subaccount.  In addition, the Plan Administrator shall allocate the interest of a Participant in any funds transferred to the Plan in a trust-to-trust transfer (other than Rollover Amounts) or pursuant to the merger of another tax-qualified retirement plan with the Plan among the above accounts as the Plan Administrator determines best reflects the interest of the Participant.

1.2           “Affiliate” means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor, and (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o).  Notwithstanding the foregoing, for purposes of applying the limitations set forth in Appendix A and for purposes of determining Annual Compensation under Appendix A, the references to Code Sections 414(b) and (c) above shall be as modified by Code Section 415(h).

1.3           “Annual Compensation”:

(a)           for purposes of determining the amount of contributions made by or on behalf of an Employee under Article 3 and allocations under Article 4, means the following amounts received during the portion of the Plan Year during which an Employee was a Participant:

(1)           with respect to production and maintenance (P&M) Employees, the average base rate of pay times the hours worked.  The average base rate of pay is the current pay period base rate average for all hours worked during the pay period or, if there are no current hours worked, the pay period base rate average for the last pay period worked will be used.  Covered hours include hours worked; adjustment hours actually paid for sick, jury, military and funeral leave which the Employee would have worked; vacation hours taken as time off; and holiday hours for the portion of the holiday not worked.  Any Waiver Bonus that is paid in cash under the terms of the Benefits Choice Plan, lump-sum payment or separation pay shall be excluded; and

(2)           with respect to salaried employees, Annual Compensation includes base pay; base pay for overtime; separately stated pay actually paid to the Employee for sick, jury, military, funeral and vacation leave; and holiday pay for the portion of the holiday not worked.  Any Waiver Bonus that is paid in cash under the terms of the Benefits Choice Plan, lump-sum payment or separation pay shall be excluded;

(b)           for all purposes under the Plan not provided for in Subsection (a), means wages within the meaning of Code Section 3401(a) and all other compensation reportable as “wages, tips and other compensation” on Form W-2 or such other form as is required to be provided to the Employee under Code Sections 6041(d), 6051(a)(3) and 6052 that is paid to an Employee by a Plan Sponsor and Affiliates during a Plan Year;

(c)           for purposes of applying the provisions of Appendix C hereto for such Plan Years as the Secretary of the Treasury may allow, shall include only those amounts received for the portion of the Plan Year during which the Employee was a Participant;

(d)           for all purposes under the Plan, shall include any amount which would have been paid during a Plan Year, but was contributed by a Plan Sponsor on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Sections 125, 402(e)(3), 402(h)(1)(B), 414(h), 403(b), 457, or 132(f)(4) of the Code; and

(e)           for all purposes under the Plan except for purposes of determining who are Highly Compensated Employees, shall not include any amounts in excess of the Annual Compensation Limit.

1.4           “Annual Compensation Limit” means $245,000 (for the 2011 Plan Year), which amount may be adjusted in subsequent Plan Years based on changes in the cost of living as announced by the Secretary of the Treasury.

1.5           “Appeals Fiduciary” means an individual or group of individuals appointed to review appeals of claims for benefits payable due to a Participant’s Disability made pursuant to Section 17.4.

1.6           “Beneficiary” means the person or trust that a Participant designated most recently in writing to the Plan Administrator; provided, however, that if the Participant has failed to make a designation, no person designated is alive at the date of the Participant’s death, no trust has been established, or no successor Beneficiary has been designated who is alive, the benefits under the Plan will be paid in the following order of priority and such person(s) or trust shall mean “Beneficiary:” (a) the Participant’s spouse, or (b) the Participant’s estate.  Notwithstanding the preceding sentence, the spouse of a married Participant shall be his Beneficiary unless that spouse has consented in writing to the designation by the Participant of some other person or trust and the spouse’s consent acknowledges the effect of the designation and is witnessed by a notary public or a Plan representative.  A Participant may change his designation at any time.  However, a Participant may not change his designation without further consent of his spouse under the terms of the preceding sentence unless the spouse’s consent permits designation of another person or trust without further spousal consent and acknowledges that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily relinquishes this right.  Notwithstanding the above, the spouse’s consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that the spouse cannot be located, if the Participant has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a “qualified domestic relations order” (as defined in Code Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes.  If the spouse is legally incompetent to give consent, consent by the spouse’s legal guardian shall be deemed to be consent by the spouse.  If, subsequent to the death of a Participant, the Participant’s Beneficiary dies while entitled to receive benefits under the Plan, benefits under the Plan will be paid to the successor Beneficiary, if any, or the Beneficiary listed under Subsection (a), or if no spouse is alive, to the Beneficiary’s estate.

1.7           “Board of Directors” means the Board of Directors of the Primary Sponsor.

1.8           “Break in Service” means the failure of an Employee, in connection with a Termination of Employment, to complete more than 500 Hours of Service in any twelve-consecutive-month period beginning with the date he first performs an Hour of Service for a Plan Sponsor or an Affiliate, or any anniversary thereof.

1.9           “Carpenter Technology Stock Fund” means the portion of the Fund which is invested and reinvested or designated for investment primarily in Company Stock, which is an employee stock ownership plan as defined in Code Section 4975(e)(7) and the regulations promulgated thereunder, and which shall consist of the Company Stock Fund Subaccounts.

1.10            “Code” means the Internal Revenue Code of 1986, as amended.

1.11           “Company Stock” means qualifying employer securities within the meaning of Code Section 4975(e)(8) which are (a) shares of common stock issued by Carpenter Technology Corporation or any other corporation which is a member of a controlled group of corporations which includes the Carpenter Technology Corporation (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C)), which are readily tradable on an established securities market or, if there is no such common stock, shares of common stock issued by the Carpenter Technology Corporation or a corporation which is a member of a controlled group of corporations which includes the Carpenter Technology Corporation (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C)), which have voting power and dividend rights no less favorable than the voting power and dividend rights of any other common stock issued by the Carpenter Technology Corporation or the corporation, or (b) shares of noncallable preferred stock issued by the Carpenter Technology Corporation, which are at all times immediately convertible into stock described in (a) above at a reasonable conversion price

1.12           “Company Stock Subaccount” means the subaccount within each Company Stock Fund Subaccount under the Carpenter Technology Stock Fund which is invested in Company Stock.  The balance of a Company Stock Subaccount shall be expressed in terms of whole shares and, if applicable, fractional shares of Company Stock and shall be adjusted pursuant to the Plan to reflect any change in the number of shares of Company Stock attributed to the Company Stock Subaccount.

1.13           “Deferral Amount” means a contribution of a Plan Sponsor on behalf of a Participant pursuant to Section 3.1.

1.14           “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

1.15           “Disability” means:

(a)           solely with respect to amounts contributed with respect to payroll periods ending prior to April 20, 2011, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.  The Disability of a Participant shall be determined by a licensed physician.  However, if the condition constitutes total disability under the federal Social Security Act, the Plan Administrator may rely upon such determination that the Participant is subject to a Disability for the purposes of this Plan.  The determination shall be applied uniformly to all Participants; and

(b)           solely with respect to amounts contributed with respect to payroll periods ending on or after April 20, 2011, a total disability by bodily injury or disease which has prevented an Employee from engaging in any employment by the Company or any Affiliate for five consecutive months and which, in the opinion of a qualified physician designated by the Plan Administrator, will be permanent and continuous during the remainder of his life.

1.16         “Distributee” means an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)), are Distributees with regard to the interest of the spouse or former spouse.  Also, a non-spouse Beneficiary of a deceased Participant who is either an individual or an irrevocable trust, where the beneficiaries of such trust are identifiable and the trustee provides the Plan Administrator with a final list of trust beneficiaries or a copy of the trust document by October 31 of the year following the Participant’s death, shall be a Distributee with regard to the interest of the deceased Participant, but only if the Eligible Rollover Distribution is transferred in a direct trustee-to-trustee transfer to an Eligible Retirement Plan which is an individual retirement account described in Code Section 408(a) or an individual retirement account described in Code Section 408(b) (other than an endowment contract).

1.17         “Elective Deferrals” means, with respect to any taxable year of the Participant, the sum of

(a)           any Deferral Amounts;

(b)           any contributions made by or on behalf of a Participant under any other qualified cash or deferred arrangement as defined in Code Section 401(k), whether or not maintained by a Plan Sponsor, to the extent such contributions are not or would not, but for Code Section 402(g)(1), be included in the Participant’s gross income for the taxable year;

(c)           any other contributions made by or on behalf of a Participant pursuant to Code Section 402(g)(3); and

(d)           designated Roth contributions under Code Section 402A.

1.18         “Eligibility Service” means, solely with respect to a person who is classified as a temporary or seasonal Employee of a Plan Sponsor, during a twelve-consecutive-month period beginning with the date he first performs an Hour of Service for a Plan Sponsor or an Affiliate (or any anniversary thereof) in which he is credited with at least 1,000 Hours of Service; provided that any Hours of Service credited prior to a Break in Service will be disregarded.

1.19         “Eligible Employee” means any Employee of Amega West Services, LLC who receives Annual Compensation directly from a Plan Sponsor or an Affiliate, other than an Employee who is:

(a)           covered by a collective bargaining agreement between a union and a Plan Sponsor, provided that retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides for participation in the Plan;

(b)           a Leased Employee with respect to a Plan Sponsor;

(c)           deemed to be an Employee of a Plan Sponsor pursuant to regulations under Code Section 414(o);

(d)           a non-resident alien who received no earned income from a Plan Sponsor which constitutes income from sources within the United States;

(e)           to the extent not otherwise excluded under (d), all Employees whose regular work locations are outside the United States, except as expressly provided in a separate written agreement with such Employee that the Employee shall be a Participant in this Plan; or

(f)           a person providing services as a jobber, commission agent, or in other similar capacity in which the person’s time is not devoted solely to the Plan Sponsor and/or its Affiliates.

“Eligible Employee” shall also include an Employee of an Affiliate of the Primary Sponsor (other than a Plan Sponsor) who has a separate written agreement expressly providing for participation in the Plan.  No person who is initially classified by a Plan Sponsor as an independent contractor for federal income tax purposes shall be regarded as an Eligible Employee for that period, regardless of any subsequent determination that any such person should have been characterized as a common law employee of the Plan Sponsor for the period in question.

1.20         “Eligible Retirement Plan” means any of the following that will accept a Distributee’s Eligible Rollover Distribution:

(a)           an individual retirement account described in Code Section 408(a);

(b)           an individual retirement annuity described in Code Section 408(b) (other than an endowment contract);

(c)           an annuity plan described in Code Section 403(a) or an annuity contract described in Code Section 403(b), unless the Distributee is a non-spouse Beneficiary of a deceased Participant;

(d)           a qualified trust described in Code Section 401(a), unless the Distributee is a non-spouse Beneficiary of a deceased Participant; or

(e)           an eligible plan under Code Section 457(b) which is maintained by a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision, and which agrees to separately account for amounts transferred into such plan from this Plan, unless the Distributee is a non-spouse Beneficiary of a deceased Participant.

If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account (as defined in Code Section 402A), an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account and a Roth IRA.

1.21           “Eligible Rollover Distribution” means any distribution of all or any portion of the Distributee’s Account:

 (a)            including any portion of the distribution that is not includable in gross income, provided such amount is distributed directly to one of the following:

  (1)          an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); or

  (2)          a qualified trust as described in Code Section 401(a) or an annuity contract described in Code Section 403(b), but only to the extent that:

 (A)           the distribution is made in a direct trustee-to-trustee transfer; and

 (B)           the transferee trust or contract provides for separate accounting for amounts so transferred (and earnings thereon), including separately accounting for the portion of the distribution which is includable in income and the portion which is not includable in income; and

(b)           excluding:

(1)           any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years of more;

(2)           any distribution to the extent such distribution is required under Code Section 401(a)(9);

(3)           any distribution which is made upon hardship of the Employee;

(4)           except as otherwise provided in this Section, the portion of any distribution that is not includable in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to employer securities); and

(5)           if the Distributee is a non-spouse Beneficiary of a deceased Participant, any distribution other than a direct trustee-to-trustee transfer to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract).

1.22         “Employee” means any person who is (a) a common law employee of a Plan Sponsor or Affiliate; (b) a Leased Employee with respect to a Plan Sponsor; or (c) deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

1.23         “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.24         “Fair Market Value of Company Stock” means:

(a)           if the Company Stock is not Publicly Traded, the value arrived at through a valuation carried on by an Independent Appraiser; or

(b)           if the Company Stock is Publicly Traded, the price most recently bid or asked, as appropriate, or paid for Company Stock listed on any exchange, quoted through a national securities exchange or association, traded in the over-the-counter market or reported by any other commercial service.

1.25         “Fiduciary” means each Named Fiduciary and any other person who exercises or has any discretionary authority or control regarding management or administration of the Plan, any other person who renders investment advice for a fee or has any authority or responsibility to do so with respect to any assets of the Plan, or any other person who exercises or has any authority or control respecting management or disposition of assets of the Plan.

1.26         “Fund” means the amount at any given time of cash, Company Stock, and other property held by the Trustee pursuant to the Plan.

1.27         “Highly Compensated Employee” means, with respect to a Plan Year, each Employee who:

(a)           was at any time during the Plan Year or the immediately preceding Plan Year an owner of more than five percent (5%) of the outstanding stock of a Plan Sponsor or Affiliate or more than five percent (5%) of the total combined voting power of all stock of a Plan Sponsor or Affiliate;

(b)           received Annual Compensation in excess of $110,000 for the immediately preceding Plan Year, which amount shall be adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury; or

(c)           is a former Employee who met the requirements of Subsection (a) or (b) at the time the former Employee separated from service with the Plan Sponsor or an Affiliate or at any time after the former Employee attained age 55.

Pursuant to Code Section 414(q)(3), an Employee is in the top-paid group for any year if an Employee is in the group consisting of the top twenty percent (20%) of Employees ranked on the basis of Annual Compensation paid to Employees during such year (the “top-paid group”).  For purposes of this Section, an Employee (who is not a five percent (5%) owner) who has Annual Compensation in excess of $110,000 is not a Highly Compensated Employee if the Employee is not in the top-paid group.

1.28         “Hour of Service” means:

(a)           Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Plan Sponsor or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed;

(b)           Each hour for which an Employee is paid, or entitled to payment, by a Plan Sponsor or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

(c)           Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Plan Sponsor or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) of this Section shall be subject to the limitations set forth in Subsection (f);

(d)           Solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for such child for a period immediately following its birth or placement shall be credited (A) only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that year solely because of that credit, or (B), in any other case, in the next following computation period;

(e)           Without duplication of the Hours of Service counted pursuant to Subsection (d) hereof and solely for such purposes as required pursuant to the Family and Medical Leave Act of 1993 and the regulations thereunder (the “FMLA”), each hour (as determined pursuant to the FMLA) for which an Employee is granted leave under the FMLA (1) for the birth of a child, (2) for placement with the Employee of a child for adoption or foster care, (3) to care for the Employee’s spouse, child or parent with a serious health condition, or (4) for a serious health condition that makes the Employee unable to perform the functions of the Employee’s job;

(f)           The Plan Administrator shall credit Hours of Service in accordance with the provisions of Section 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations or such other federal regulations as may from time to time be applicable and determine Hours of Service from the employment records of a Plan Sponsor or in any other manner consistent with regulations promulgated by the Secretary of Labor, and shall construe any ambiguities in favor of crediting Employees with Hours of Service.  Notwithstanding any other provision of this Section, in no event shall an Employee be credited with more than 501 Hours of Service during any single continuous period during which he performs no duties for the Plan Sponsor or Affiliate; and

(g)           In the event that a Plan Sponsor or an Affiliate acquires substantially all of the assets of another corporation or entity or a controlling interest of the stock of another corporation or merges with another corporation or entity and is the surviving entity, then service of an Employee who was employed by the prior corporation or entity and who is employed by the Plan Sponsor or an Affiliate at the time of the acquisition or merger shall be counted in the manner provided, with the consent of the Primary Sponsor, in resolutions adopted by the Plan Sponsor which authorizes the counting of such service.

(h)           Notwithstanding any other provision of the Plan, Hours of Service will be provided in accordance with, and to the extent required by, Code Section 414(u) with respect to qualified military service.

1.29          “Independent Appraiser” means an individual meeting requirements similar to those contained in Treasury Regulations under Code Section 170(a)(1) who holds himself out to the public as an appraiser, who is qualified to make an appraisal of Company Stock, who understands that a false or fraudulent overstatement of the value of Company Stock may subject him to a civil penalty under Code Section 6701 and who is not:

(a)	the seller of Company Stock;

(b)	a Plan Sponsor or an Affiliate;

(c)          any person employed by or related to (within the meaning of Code Section 267(b)) the persons described in Subsections (a) and (b) above;

(d)          a party to the transaction by which the person selling or contributing any Company Stock to the Plan acquired the Company Stock (unless the Company Stock is sold or contributed to the Plan within two (2) months of its acquisition and its appraised price does not exceed its acquisition cost); or

(e)          any person whose relationship with a person described in Subsections (a), (b), (c) or (d) above is such that a reasonable person would question the independence of the appraiser.

1.30         “Individual Fund” means individual subfunds of the Fund as may be established by the Plan Administrator from time to time for the investment of the Fund.

1.31          “Investment Committee” means a committee, which may be established to direct the Trustee with respect to investments of the Fund.

1.32          “Investment Manager” means a Fiduciary (other than the Trustee, Investment Committee, a Plan Sponsor, or the Plan Administrator) designated by the Primary Sponsor to whom has been delegated the responsibility and authority to manage, acquire or dispose of the Trust assets, and:

 (a)          who:

(i)            is registered as an investment adviser under the Investment Advisors Act of 1940;

(ii)           is not registered as an investment adviser under such Act by reason of paragraph (1) of Section 203A(a) of such Act, is registered as an investment adviser under the laws of the State (referred to in paragraph (1) of Section 203A(a) of such Act) in which it maintains its principal office and place of business, and, at the time the Fiduciary last filed the registration form most recently filed by the Fiduciary with such State in order to maintain the Fiduciary’s registration under the laws of such State, also filed a copy of such form with the Secretary of Labor;

(iii)           is a bank, as defined in such Act; or

(iv)           is an insurance company qualified to perform investment advisory services under the laws of more than one State; and

(b)          who has acknowledged in writing that he is a Fiduciary with respect to the management, acquisition and control of the Trust assets.

1.33         “Leased Employee” means any person who is not an Employee of a Plan Sponsor and who provides services to the Plan Sponsor if:  (a) such services are provided pursuant to an agreement between the Plan Sponsor and any other person; (b) such person has performed such services for the Plan Sponsor (or any Affiliate) on a substantially full-time basis for a period of at least one (1) year; and (c) such services are performed under the primary direction or control of the Plan Sponsor.

1.34         “Named Fiduciary” means only the following:

(a)           the Plan Administrator;

(b)           the Trustee;

(c)           the Investment Committee;

(d)           the Investment Manager; and

 (e)           the Appeals Fiduciary.

1.35           “Normal Retirement Age” means the completion of the age and service requirements for retirement with entitlement to an immediate benefit under a qualified retirement or pension plan maintained by the Plan Sponsor or any Affiliate.  If no Plan Sponsor or Affiliate retirement or pension plan is applicable to a Participant, then Normal Retirement Age means the earlier of the Participant (i) attaining age 65, or (ii) becoming eligible for an unreduced Social Security Act Old-Age Benefit.

1.36           “Other Investment Subaccount” means the subaccount within each Account invested in assets other than Company Stock.  The balance of the Other Investment Subaccount shall be expressed as a dollar amount and shall be adjusted pursuant to the Plan to reflect income, gains, losses and other credits or charges attributable thereto.

1.37           “Participant” means any Employee or former Employee who has become a participant in the Plan for so long as his vested Account has not been fully distributed pursuant to the Plan.

1.38           “Plan Administrator” means the organization or person designated to administer the Plan by the Primary Sponsor and, in lieu of any such designation, means the Primary Sponsor.

1.39           “Plan Sponsor” means individually the Primary Sponsor and any Affiliate or other entity which has adopted the Plan and Trust.

1.40           “Plan Year” means the calendar year.

1.41           “Profit Sharing Fund” means the portion of the Fund for the investment of Accounts which are part of the Profit Sharing Plan.

1.42           “Profit Sharing Plan” means the portion of the Plan pertaining to the Salary Deferral Accounts, Thrift Accounts, Matching Accounts, Rollover Accounts, Roth Elective Deferral Accounts, and Roth Rollover Accounts.

1.43           “Publicly Traded” means except as provided by the Commissioner of the Internal Revenue Service in revenue rulings, notices, or other guidance published in the Internal Revenue Bulletin traded on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. Section 78f) or traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority and the security is deemed by the SEC as having a “ready market” under SEC Rule 15c3-1 (17 CFR 240.15c3-1).

1.44           “Retirement Date” means the date on which the Participant terminates employment on or after reaching Normal Retirement Age.

1.45          “Rollover Amount” means any amount transferred to the Fund by a Participant, which amount qualifies as an Eligible Rollover Distribution under Code Sections 401(a)(31), 402(c)(4), 403(a)(4), 403(b)(8), 408(d)(3), or 457(e)(16), and any regulations issued thereunder.

1.46          “Roth Elective Deferral” means an Elective Deferral that is:

 (a)           irrevocably designated by the Participant at the time the Participant elects to make a cash or deferred election under Section 3.1 of the Plan as a Roth Elective Deferral that is being made in lieu of all or a portion of the Elective Deferrals the Participant is otherwise eligible to make under the Plan; and

 (b)           includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

1.47           “Roth Rollover Amount” means a Rollover Amount that is a direct rollover from a designated Roth account under an applicable retirement plan described in Code Section 402A and only to the extent the rollover is permitted under the rules of Code Section 402(c).

1.48           “Termination of Employment” means a severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) of an Employee from all Plan Sponsors and Affiliates for any reason other than death, Disability, or attainment of a Retirement Date.  Any absence from active employment of the Plan Sponsor and Affiliates by reason of an approved leave of absence shall not be deemed for any purpose under the Plan to be a Termination of Employment.  Transfer of an Employee from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a Termination of Employment.  In addition, transfer of an Employee to another employer (other than a Plan Sponsor or an Affiliate) in connection with a corporate transaction involving a sale of assets, merger, or sale of stock, shall not be deemed to be a Termination of Employment, for purposes of the timing of distributions under Section 13.1, if the employer to which such Employee is transferred agrees with the Plan Sponsor to accept a transfer of assets from the Plan to its tax-qualified plan in a trust-to-trust transfer meeting the requirements of Code Section 414(l).

1.49           “Thrift Contribution” means a non-deductible contribution to the Fund made by the Participant pursuant to Section 3.3.

1.50           “Trust” means the trust established under an agreement between the Primary Sponsor and the Trustee to hold the Fund or any successor agreement.

1.51           “Trustee” means the trustee under the Trust.

1.52           “Valuation Date” means each regular business day.

ARTICLE 2
ELIGIBILITY

2.1           New Hires.  Each Employee who is classified as a temporary or seasonal Employee shall become a Participant as of the later of (a) the date he completes his Eligibility Service or (b) the date he first performs an Hour of Service as an Eligible Employee.  Each Employee not classified as a temporary or seasonal Employee shall become a Participant as of the date he first performs an Hour of Service as an Eligible Employee.

2.2           Existing Participants.  Each individual who was a Participant on April 19, 2011 shall continue to be a Participant as of April 20, 2011.

2.3           Former Participants Rehired.  Each former Participant who is reemployed by a Plan Sponsor shall become a Participant coincident with his reemployment as an Eligible Employee.

2.4           Former Employees Rehired.  Each former temporary or seasonal Employee who completes his Eligibility Service but terminates employment with a Plan Sponsor before becoming a Participant shall become a Participant as of the latest of the date he (a) is reemployed, (b) would have become a Participant if he had not incurred a Termination of Employment, or (c) becomes an Eligible Employee.

ARTICLE 3
CONTRIBUTIONS

3.1           Salary Deferral Contributions.

(a)           Deferral Amounts.  The Plan Sponsor shall make a contribution to the Fund on behalf of each Participant who is an Eligible Employee and has elected to defer a portion of his Annual Compensation otherwise payable to him for the payroll period and to have such portion contributed to the Fund.  Except to the extent permitted under Section 3.1(c) and Code Section 414(v), the contribution made by a Plan Sponsor on behalf of a Participant under this Section 3.1(a) shall be in an amount equal to the amount specified in the Participant’s deferral election, but not, when combined with any Thrift Contributions, greater than one hundred percent (100%) of the Participant’s Annual Compensation (net of authorized or required payroll deductions) payable during any payroll period.  Pursuant to Section 4 of Appendix C, the Plan Administrator may restrict the amount which Highly Compensated Employees may defer under this Section 3.1(a).

(b)           Limit on Deferral Amounts.  Except to the extent permitted under Section 3.1(c) and Code Section 414(v), Elective Deferrals shall in no event exceed the limit set forth in Code Section 402(g) in any one taxable year of the Participant.  In the event the amount of Elective Deferrals exceeds the Code Section 402(g) limit in any one taxable year then,

(1)           not later than the immediately following March 1, the Participant may designate to the Plan the portion of the Participant’s Deferral Amounts which consist of excess Elective Deferrals; provided, however, that the Plan Administrator may, but is not required, permit a designation at a later date prior to the immediately following April 15, and

(2)           not later than the immediately following April 15, the Plan may distribute the amount designated to it under Paragraph (1) above, as adjusted in accordance with Code Section 402(g) and applicable Treasury Regulations to reflect income, gain, or loss attributable to it, and reduced by any “Excess Deferral Amounts,” as defined in Appendix C hereto, previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within that taxable year.

The payment of the excess Elective Deferrals, as adjusted and reduced, from the Plan shall be made to the Participant without regard to any other provision in the Plan.  In the event that a Participant’s Elective Deferrals exceed the Code Section 402(g) limit, as adjusted, in any one taxable year under the Plan and other plans of the Plan Sponsor and its Affiliates, the Participant shall be deemed to have designated for distribution under the Plan the amount of excess Elective Deferrals, as adjusted and reduced, by taking into account only Elective Deferral amounts under the Plan and other plans of the Plan Sponsor and its Affiliates.

(c)           Catch-Up Contributions.  A Participant who is eligible to contribute Elective Deferrals to the Plan and who has attained or will attain age fifty (50) on or before the last day of the Plan Year shall be eligible to elect to defer a portion of his Annual Compensation otherwise payable to him for the payroll period and have such portion contributed to the Fund on his behalf as Catch-Up Contributions in excess of the limits on Deferral Amounts set forth in Section 3.1(b) or any limit otherwise established by the Plan Administrator with respect to Highly Compensated Employees under Section 3.1(a).  In addition, amounts contributed pursuant to Section 3.1(a) or this Section 3.1(c) may be treated as Catch-Up Contributions to the extent such amounts exceed any limit on Deferral Amounts that may be determined pursuant to Section 3 of Appendix C hereto (this limit and the limits in the preceding sentence being collectively referred to as the “Applicable Deferral Limits”).

Catch-Up Contributions made pursuant to this Section 3.1(c) by a Participant shall be in an amount equal to the amount specified in the Participant’s deferral agreement and may be made on a payroll period basis or an annual basis in accordance with the administrative procedures provided by the Plan Administrator, but in no event shall the contributions exceed $5,500 in any calendar year, as adjusted in future years by the Secretary of the Treasury (the “Code Section 414(v) limit”).

Contributions made pursuant to this Section 3.1(c) shall not be taken into account for purposes of implementing the limitations set forth in Sections 3.1(a), 3.1(b), and Appendix A hereto.  The Plan shall not be treated as failing to satisfy the provisions of Appendix B, Appendix C, or Code Section 410(b), as applicable, by reason of the making of the Catch-Up Contributions as described in this Section 3.1(c).

The portion of the contribution made by a Plan Sponsor under this Section 3.1(c) that will be treated as Catch-Up Contributions will be determined as of the last day of the Plan Year.  Amounts contributed by a Plan Sponsor pursuant to this Section 3.1(c) or recharacterized pursuant to Section 3 of Appendix C that do not exceed the Applicable Deferral Limits will not be treated as Catch-Up Contributions but will be treated as Deferral Amounts. Amounts contributed pursuant to this Section 3.1(c) or recharacterized pursuant to Section 3 of Appendix C that exceed the Applicable Deferral Limits will be treated as Catch-Up Contributions; provided, however, that the contribution under this Section 3.1(c) or any amounts recharacterized under Section 3 of Appendix C for any Participant shall not be treated as a Catch-Up Contribution to the extent that those amounts and all other Elective Deferrals of the Participant under the Plan and other plans of the Plan Sponsor and its Affiliates for the taxable year exceed the Participant’s Annual Compensation.

The excess of the amounts treated as Catch-Up Contributions for a Participant under the Plan and other plans of the Plan Sponsor and its Affiliates over the Code Section 414(v) limit and amounts that are not treated as Catch-Up Contributions solely because they exceed the Participant’s Annual Compensation, will be distributed to the Participant in the same manner as Deferral Amounts are distributed pursuant to Section 3.1(b).

(d)           Deferral Elections.  The elections under this Section 3.1 must be made before the Annual Compensation is payable and may only be made in such manner and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the whole percentage of Annual Compensation that the Participant desires to defer pursuant to Section 3.1(a) and/or 3.1(c) and to have contributed to the Fund.  Once a Participant has made an election for a Plan Year, the Participant may revoke or modify his election to increase or reduce the rate of future deferrals, as provided in the administrative procedures established by the Plan Administrator.

(e)           Roth Elective Deferrals.  At the time a Participant elects to make a contribution under this Section 3.1, the Participant may irrevocably designate all or a portion of his Deferral Amounts (including amounts contributed pursuant to Section 3.1(c) and Code Section 414(v)) as Roth Elective Deferrals.  Roth Elective Deferrals will be aggregated with Elective Deferrals when determining the limitations described in Section 3.1, Appendix A, and Appendix C of the Plan.  The making of Roth Elective Deferrals shall be subject to such administrative procedures as the Plan Administrator may prescribe pursuant to this Section 3.1 and the Plan Administrator shall have the same discretionary authority to administer the Plan with respect to Roth Elective Deferrals as it does with respect to all other aspects of the Plan.

(f)           Automatic Enrollment.  Effective for the first payroll period beginning on or after April 29, 2011, any Eligible Employee who, prior to becoming a Participant, fails to make an affirmative election pursuant to Section 3.1(a), and who has not made an election for this Section 3.1(f) not to apply to such Eligible Employee after reasonable notice and opportunity to make such election (for a period of not less than thirty (30) days) provided by the Plan Administrator, shall be deemed to have made an election to contribute three percent (3%) of the Eligible Employee’s Annual Compensation to the Plan on the expiration of the opportunity to make an election for this Section not to apply (the “Automatic Enrollment Date”).  Contributions made by the Plan Sponsor on behalf of an Eligible Employee pursuant to this Section 3.1(f) shall be deducted from each Eligible Employee’s Annual Compensation on a per pay period basis.

(g)           Automatic Increase of Deferral Amounts.  Effective for the first payroll period beginning on or after April 29, 2011, for any Participant who is deemed to have made an election under Section 3.1(f), on the next following January 1, and each subsequent anniversary of such January 1 thereafter or, to the extent permitted by the Plan Administrator, such other date selected by the Participant in accordance with the administrative procedures established by the Plan Administrator (the “Scheduled Automatic Increase Date”), the contribution made by a Plan Sponsor on behalf of a Participant under Section 3.1(a) pursuant to the Participant’s deferral election or the contribution made by the Plan Sponsor on behalf of a Participant pursuant to Section 3.1(f) shall be automatically increased by one percent (1%) (or such other percentage elected by the Participant), but not to exceed a maximum contribution of ten percent (10%) of the Participant’s Annual Compensation or, to the extent permitted by the Plan Administrator, such other lower percentage of the Participant’s Annual Compensation selected by the Participant in accordance with the administrative procedures established by the Plan Administrator (the “Elected Cap”).  Notwithstanding the foregoing, this Section 3.1(g) will not apply under the following circumstances:

(1)           The Participant elects, in the form and manner prescribed by the Plan Administrator and prior to any deadline established by the Plan Administrator, not to have his contribution under Section 3.1(a) or Section 3.1(f) automatically increased pursuant to this Section 3.1(g).  If the Participant makes an election in accordance with this Section 3.1(g)(1) to decline participation in the automatic increase arrangement, such election will apply for all future automatic increases until the Participant makes an affirmative election in accordance with the administrative procedures established by the Plan Administrator to participate in the automatic increase arrangement described in Section 3.1(g);

(2)           The Participant revokes or modifies his election pursuant to Section 3.1(d) to increase or reduce the rate of future deferrals;

(3)           The Participant’s Elective Deferrals are suspended following a hardship withdrawal pursuant to Section 8.2(a).  In such case, all future automatic increases pursuant to Section 3.1(g) will not apply to such Participant until the Participant makes an affirmative election in accordance with the administrative procedures established by the Plan Administrator to participate in the automatic increase arrangement described in Section 3.1(g);

(4)           The Participant’s Deferral Amounts are restricted or limited at any time during the Plan Year pursuant to any provision of the Plan, including, but not limited to, the Participant’s Elected Cap or the ten percent (10%) of the Participant’s Annual Compensation limitation described above.  In such case, the automatic increase arrangement will apply to the Participant on the next Scheduled Automatic Increase Date following the date the Participant’s Deferral Amounts are no longer restricted or exceeding any applicable limit of the Plan; or

(5)           The Participant makes an election pursuant to Plan Section 3.1(f) not to be automatically enrolled in the Plan.

3.2           Matching Contributions.  Effective for payroll periods beginning on or after April 29, 2011, the Plan Sponsor proposes to make contributions to the Matching Account for each payroll period of each Participant who is an Eligible Employee during the payroll period in an amount equal to one hundred percent (100%) of the contribution made for the payroll period on behalf of a Participant pursuant to Section 3.1(a), 3.1(e), 3.1(f), and 3.1(g), to the extent the total contribution under such Sections does not exceed three percent (3%) of his Annual Compensation earned during the payroll period.  No Matching Contributions will be made with respect to Catch-Up Contributions.

3.3           Thrift Contributions.  Subject to such rules and limitations as the Plan Administrator may from time to time prescribe, each Participant who is an Eligible Employee and not a Highly Compensated Employee may contribute as a Thrift Contribution to the Fund an amount of his Annual Compensation not in excess, when combined with any Elective Deferrals, of one hundred percent (100%) of the Participant’s Annual Compensation for the Plan Year (net of authorized or required payroll deductions).  Thrift Contributions shall be made to the Fund through regular payroll deductions or in such other manner as shall be agreed upon by each Participant and the Plan Administrator.  The Plan Administrator may, at any time, suspend the making of any further Thrift Contributions.

3.4           Rollover Contributions.  Any Eligible Employee may, with the consent of the Plan Administrator and subject to such rules and conditions as the Plan Administrator may prescribe, transfer a Rollover Amount or a Roth Rollover Amount to the Fund (which may include, without limitation, prohibitions against transferring certain categories of Rollover Amounts to the Plan); provided, however, that the Plan Administrator shall not administer this provision in a manner which is discriminatory in favor of Highly Compensated Employees.  Rollover Amounts and Roth Rollover Amounts contributed by a Participant will be allocated to such Participant’s Rollover Account and Roth Rollover Account, as applicable, as soon as reasonably practicable following the receipt by the Trustee.

3.5           Forfeitures.  Forfeitures, if any, may be used to first pay any administrative expenses of the Plan and then to reduce Plan Sponsor contributions.

3.6           Contributions Respecting Qualified Military Service.  Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

3.7           Tax-Deductible Limit.  Contributions may be made only in cash or other property which is acceptable to the Trustee.  In no event will the sum of contributions under Section 3.2 and Appendix C (as applicable) exceed the deductible limits under Code Section 404.

ARTICLE 4
ALLOCATIONS

4.1	Profit Sharing Plan Allocations.

(a)           Allocations of Deferral and Rollover Amounts.  As soon as reasonably practicable following the date of withholding by the Plan Sponsor, if applicable, and receipt by the Trustee, Plan Sponsor contributions made on behalf of each Participant under Section 3.1 and Rollover Amounts contributed by Participants, shall be allocated to the Salary Deferral Account and Rollover Account, respectively, of the Participant on behalf of whom the contributions were made.

(b)           Allocations of Matching Contributions. Plan Sponsor contributions made under Section 3.2 for a Plan Year shall be allocated to the Matching Account of each Participant entitled to an allocation under Section 3.2 for each payroll period for which a contribution is made.

(c)           Allocations of Thrift Contributions.  As soon as reasonably practicable following the date of withholding by the Plan Sponsor, if applicable, and receipt by the Trustee, Plan Sponsor contributions made on behalf of each Participant under Section 3.3 and contributed by Participants, shall be allocated to the Thrift Account of the Participant on behalf of whom the contributions were made.

(d)           Separate Accounting for Roth Elective Deferrals.

(1)           The Plan will maintain a record of the amount of Roth Contributions and Roth Rollover Amounts in each Participant’s Account in a separate Roth Elective Deferral Account and Roth Rollover Account, as applicable.

(2)           Contributions and withdrawals of Roth Contributions will be credited and debited to the Roth Elective Deferral Account maintained for each Participant.  No contributions other than Roth Contributions and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account.  Net income, net losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral Account and Roth Rollover Account and the Participant’s other Accounts under the Plan.

4.2	Allocation of Income and Losses.

(a)           Profit Sharing Plan. Except with respect to the Carpenter Technology Stock Fund, as of each Valuation Date, the Trustee shall allocate net income or net loss to each Account based upon the net income or net loss of the Individual Funds in which the Account is invested.

(b)           Carpenter Technology Stock Fund. As of each Valuation Date, the Trustee shall allocate to each Account under the Carpenter Technology Stock Fund its share of the net income or net loss of the Carpenter Technology Stock Fund as follows:

(1)           Any cash dividends paid or other cash income received with respect to Company Stock allocated to the Company Stock Subaccount of a Participant’s Company Stock Fund Subaccount, as of the record date on which the cash dividend was declared or the date the other cash income was accrued and any income thereon attributable to the cash dividend or other cash income shall be allocated, respectively, to the Other Investment Subaccount of that Participant’s Company Stock Fund Subaccount.  At the election of the Participant or Beneficiary, such dividends shall either be (A) paid to such Participant or Beneficiary by no later than ninety (90) days after the close of the Plan Year in which they are paid or (B) used to purchase additional Company Stock, to the extent Company Stock is available for purchase.  The Plan Administrator shall establish rules and procedures for the time, form, and manner of making such an election consistent with Code Section 404(k).  The Plan Administrator may use any other cash income allocated to the Other Investment Subaccount of the Participant’s Company Stock Fund Subaccount to purchase Company Stock to the extent Company Stock is available for purchase.

(2)           Any additional shares of Company Stock which are issued with respect to any Company Stock held in a Company Stock Subaccount, including, but not limited to, stock dividends, shall be allocated to that Company Stock Subaccount as of the Valuation Date coinciding with or next following the date on which the additional shares of Company Stock are delivered to the Trustee.  The additional shares of Company Stock shall be allocated to each Company Stock Subaccount based upon the number of shares of Company Stock in each Company Stock Subaccount as of the record date.

(3)           Except as otherwise provided in the Plan and Trust, the net loss and the net income of the Other Investment Subaccounts under the Carpenter Technology Stock Fund shall be determined separately by the Trustee as of each Valuation Date as follows:

(A)           To the cash income, if any, since the last Valuation Date there shall be added or subtracted, as the case may be, any net increase or decrease in the fair market value of the assets of the Carpenter Technology Stock Fund (other than Company Stock Subaccounts), any gain or loss on the sale or exchange of assets of the Carpenter Technology Stock Fund (other than Company Stock Subaccounts), any gain or loss on the sale or exchange of assets of the Carpenter Technology Stock Fund (other than Company Stock Subaccounts) since the last Valuation Date, accrued interest since the last Valuation Date with respect to any interest-bearing security, the amount of any dividend declared since the last Valuation Date but not paid on shares of stock owned by the Carpenter Technology Stock Fund (other than Company Stock Subaccounts) if the market quotation used in determining the value of the shares is ex-dividend, and the amount of any other assets of the Carpenter Technology Stock Fund (other than Company Stock Subaccounts) determined by the Trustee to be income since the last Valuation Date.

(B)           From the sum thereof there shall be deducted all charges, expenses, and liabilities accrued since the last Valuation Date which are proper under the provisions of the Plan and Trust and which in the discretion of the Trustee are properly chargeable against income of the Carpenter Technology Stock Fund (other than Company Stock Subaccounts) for the period.

The net income or net loss, so determined, of the Carpenter Technology Stock Fund (other than Company Stock Subaccounts) shall be allocated as of the Valuation Date to each Other Investment Subaccount under the Company Stock Fund Subaccount in the proportion that the value of the subaccount as of the preceding Valuation Date, reduced by any distributions therefrom thereafter, bears to all such Other Investment Subaccounts of all Participants as of the preceding Valuation Date, as so reduced.

(4)          If the Trustee, by virtue of the receipt of any warrants, options, rights to purchase or rights to subscribe, becomes entitled to purchase or subscribe for shares of Company Stock, the Trustee may purchase or subscribe for the additional shares of Company Stock, if so directed by the Primary Sponsor.  Any shares of Company Stock which the Trustee purchases shall be credited to all Company Stock Subaccounts pursuant to the provisions of Subsection (b)(5) below.  In the event that the Trustee is unable to purchase or subscribe for any additional shares of Company Stock, the Trustee shall sell (if practicable) any warrants, options or rights beyond those which can be used as permitted, and shall credit Other Investment Subaccounts with the proceeds from any sale pursuant to the provisions of Subsection (b)(3) above.

(5)          Any additional shares of Company Stock which the Trustee has purchased since the last Valuation Date with cash not constituting the contribution of a Plan Sponsor for the Plan Year shall be credited to Company Stock Subaccounts as of the date of purchase in the proportion that the total amount to be invested from an Other Investment Subaccount in Company Stock on the date of purchase bears to the aggregate amount to be invested from all Other Investment Subaccounts in Company Stock on the date of purchase.

4.3           Valuation of Company Stock.  All valuations of shares of Company Stock made with respect to activities carried on by the Plan which shares of Company Stock are not Publicly Traded shall be made by an Independent Appraiser.

ARTICLE 5
INVESTMENT OF CARPENTER TECHNOLOGY STOCK FUND ASSETS

5.1           Use of Plan Assets to Purchase Company Stock.  Except as otherwise specifically provided in the Plan, assets in the Carpenter Technology Stock Fund may be used to acquire shares of Company Stock from shareholders or from any Plan Sponsor.

5.2           Purchases of Company Stock.  All purchases of Company Stock by the Carpenter Technology Stock Fund shall be made at Fair Market Value of the Company Stock to the extent required by ERISA.

5.3           Investment of Carpenter Technology Stock Fund Assets.  The Carpenter Technology Stock Fund shall be invested primarily in Company Stock to the extent shares are available.  The Trustee may invest and hold up to one hundred percent (100%) of the Carpenter Technology Stock Fund in Company Stock.

ARTICLE 6
INDIVIDUAL FUNDS AND INVESTMENTS OF TRUST ASSETS

6.1           Participant Direction of Investment Contributions.

(a)           Participant Direction.  Until such time as the Plan Administrator may direct otherwise, each Participant may direct the Plan Administrator to invest contributions to his Account in one or more Individual Funds as the Participant shall designate by providing notice to the Plan Administrator according to the procedures established by the Plan Administrator for that purpose.

(b)           Form of Investment Directions.  All investment directions, or changes in investment directions, of contributions shall be made in accordance with the procedures established by the Plan Administrator.  New investment directions shall be effective as of the date that such directions are processed by the Plan Administrator in accordance with the procedures established for such purpose.

(c)           Continuing Investment Direction.  An investment direction, once given, shall be deemed to be a continuing direction until changed as otherwise provided herein.

(d)           Qualified Default Investment Alternative.  The Plan Administrator may establish a qualified default investment alternative.  A “qualified default investment alternative” shall mean a qualified default investment alternative as defined in regulations issued by the Department of Labor pursuant to ERISA Section 404(c)(5), or any successor thereto, that is designated by the Plan Administrator.  If all or a portion of the Account of a Participant or Beneficiary who fails to make an affirmative investment election as to such portion of the Participant’s Account is to be invested in the qualified default investment alternative, the Plan Administrator shall provide to such Participant or Beneficiary a notice explaining the Participant’s or Beneficiary’s right to designate how contributions and earnings will be invested and explaining how, in the absence of any investment election, such contributions will be invested and give the Participant or Beneficiary a reasonable period of time after receipt of such notice to make such designation, all in accordance with regulations issued by the U.S. Department of Labor pursuant to ERISA Section 404(c)(5) and shall provide such other information to the Participant or Beneficiary as may be required by such regulations.

6.2           Participant Directions to Transfer Between Individual Funds.  A Participant may elect, according to the procedures established by the Plan Administrator, to transfer his Account between Individual Funds in multiples of one percent (1%) or such other percentage multiples as determined by the Plan Administrator.  An election under this Section 6.2 shall be effective as of the date that such directions are processed by the Plan Administrator in accordance with the procedures established for such purpose.

6.3           New Investment Direction.  A Participant who makes an election pursuant to Section 6.1 or Section 6.2 may apply the new investment direction to his current Account (to the extent otherwise permitted), all future contributions, or both his current Account (to the extent otherwise permitted) and all future contributions.

6.4           Loan Funds.  A Loan Fund shall be established by the Trustee on behalf of each Participant for whom a loan is made pursuant to Article 7. The Loan Fund shall be credited with the amount of any loan made by the Plan to the Participant and shall be debited with all principal and interest repayments of any such loans.  Under rules established by the Plan Administrator, a Participant’s interest in the Individual Funds shall be debited by the amount credited to the Participant’s Loan Fund.  All principal and interest repayments debited to the Loan Fund shall be invested in the same manner as contributions to the Participant’s Account pursuant to Section 6.1 are invested.  Each Loan Fund shall be invested in a note or notes made by the Participant evidencing the promised repayment of monies loaned to the Participant from the Fund.

ARTICLE 7
PLAN LOANS

7.1           Loan Policy.  The Plan Administrator is authorized to administer a loan policy to implement terms of this Article, which may include such additional limitations, restrictions, or rules not inconsistent with the terms of this Article as the Plan Administrator may prescribe in its sole discretion.

7.2           Eligible Individuals.  Subject to the provisions of the Plan and the Trust, each Participant who is an Employee shall have the right, subject to prior approval by the Plan Administrator and subject to the limitations of Section 7.3, to borrow from the Fund.  In addition, each “party in interest,” as defined in ERISA Section 3(14), who is (a) a Participant but no longer an Employee, (b) the Beneficiary of a deceased Participant, or (c) an alternate payee of a Participant pursuant to the provisions of a “qualified domestic relations order,” as defined in Code Section 414(p), shall also have the right, subject to prior approval by the Plan Administrator and subject to the limitations of Section 7.3, to borrow from the Fund; provided, however, that loans to such parties in interest may not discriminate in favor of Highly Compensated Employees.

7.3           Accounts Eligible for Plan Loans.  Subject to the provisions of the Plan and the Trust, a Participant who is an Employee or a “party in interest” as described in Section 7.2 may borrow from the Participant’s vested Account.

7.4           Application.  To apply for a loan, a borrower must complete and submit to the Plan Administrator documents or information required by the Plan Administrator for this purpose.

7.5           Equivalent Basis.  Loans shall be available to all eligible borrowers on a reasonably equivalent basis which may take into account the borrower’s creditworthiness, ability to repay, and ability to provide adequate security.  Loans shall not be made available to Highly Compensated Employees, officers or shareholders of a Plan Sponsor in an amount greater than the amount made available to other borrowers.  This provision shall be deemed to be satisfied if all borrowers have the right to borrow the same percentage of their interest in the Participant’s vested Account, notwithstanding that the dollar amount of such loans may differ as a result of differing values of Participants’ vested Accounts.

7.6           Interest Rate.  Each loan shall bear a “reasonable rate of interest” and provide that the loan be amortized in substantially level payments, made no less frequently than quarterly, over a specified period of time.  A “reasonable rate of interest” shall be that rate that provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Notwithstanding the foregoing, to the extent that any loan interest rate is subject to the provisions of the Servicemembers Civil Relief Act, it shall not exceed six percent (6%) per annum.

7.7           Security.  Each loan shall be adequately secured, with the security for the outstanding balance of all loans to the borrower to consist of one-half (½) of the borrower’s vested interest in the Participant’s Account, or such other security as the Plan Administrator deems acceptable.

7.8           Loan Limit.  Each loan, when added to the outstanding balance of all other loans to the borrower from all retirement plans of the Plan Sponsor and its Affiliates which are qualified under Section 401 of the Code, shall not exceed the lesser of:

(a)           $50,000, reduced by the excess, if any, of

(1)           the highest outstanding balance of loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates during the one (1) year period immediately preceding the day prior to the date on which such loan was made, over

(2)           the outstanding balance of loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates on the date on which such loan was made; or

(b)           one-half (½) of the value of the borrower’s interest in the vested portion of the Participant’s Account.

7.9           Loan Term.  Each loan, by its terms, shall be repaid within five (5) years, except that, if allowed pursuant to loan procedures established by the Plan Administrator, any loan which is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the borrower may, by its terms, be repaid within ten (10) years.

7.10           Minimum Amount.  The Plan Administrator shall have the authority to establish a minimum loan amount in accordance with procedures established by the Plan Administrator, which shall be applied in a uniform manner and do not discriminate in favor of Highly Compensated Employees.

7.11           Further Loan Limits. The Plan Administrator shall have the authority to restrict the number of loans which borrowers are permitted to have at any one time in accordance with procedures established by the Plan Administrator, which shall be applied in a uniform manner and do not discriminate in favor of Highly Compensated Employees.

7.12           Default.  The loan shall be in default if:

(a)           a borrower fails to make any loan payment when due;

(b)           a Participant ceases to be an Employee and is not otherwise a “party in interest” as defined in ERISA Section 3(14);

(c)           the vested Account held as security under the Plan for the borrower will, as a result of an impending distribution or withdrawal, be reduced to an amount less than the amount of all unpaid principal and accrued interest then outstanding under the loan; or

(d)           a borrower makes any untrue representations or warranties in connection with the obtaining of the loan.

In that event, the Plan Administrator may take such steps as it deems necessary to preserve the assets of the Plan (in the case of Subsection (a), after any cure period allowed by the Plan Administrator, if applicable, not to continue beyond the last day of the calendar quarter following the calendar quarter in which the required installment payment was due), including, but not limited to, directing the Trustee to make a distribution to the borrower of an offset amount (i.e., a deduction of the unpaid principal sum, accrued interest, and any other applicable charge under the note evidencing the loan from the Participant’s Account). To the extent that such distribution of an offset amount in the case of Subsection (a) would violate the requirements of Section 401(a) or 401(k) (because for example, the deduction would have to be made from the Participant’s Salary Deferral Account while the Participant is an Employee), the entire outstanding balance of the loan (including accrued interest) shall be a deemed distribution as provided in Treasury Regulations under Code Section 72(p), and thereafter a distribution of an offset amount may be made at the earliest date legally permissible or deferred, at the Plan Administrator’s discretion applied on a basis not discriminatory in favor of Highly Compensated Employees, until the borrower receives another distribution from the Plan.  If any part of the indebtedness under the note evidencing the loan is collected by law or through an attorney, the borrower shall be liable for attorneys’ fees in an amount equal to ten percent (10%) of the amount then due and all costs of collection. Notwithstanding the foregoing, a loan may be satisfied upon a Participant’s Termination of Employment arising from the Participant’s transfer to another employer (other than a Plan Sponsor or an Affiliate) in connection with a corporate transaction involving a sale of assets, merger, or sale of stock, by distributing the note evidencing the debt as part of an Eligible Rollover Distribution if the trustee, custodian or administrator for an Eligible Retirement Plan described in Code Section 401(a) or 403(a) indicates its willingness to accept such property.

7.13           Certain Leaves of Absence. Except as may otherwise be established pursuant to loan procedures established by the Plan Administrator, if an Employee is on an approved bona fide leave of absence (not longer than one year), either without pay from the Plan Sponsor or an Affiliate or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan, the requirement of loan repayment shall be suspended during the leave of absence, and if a Participant is absent from employment due to his performing service in the uniformed service, the requirement of loan repayment will be suspended for the period of such service in the uniformed services. When the Participant resumes employment, the loan may be reamortized, when applicable, and loan payments will resume and must be completed by the end of the period equal to the original term of the loan plus the period of such military service.

7.14           Regulations.  Each loan shall be made only in accordance with regulations and rulings of the Internal Revenue Service and the Department of Labor and the supplemental loan policy established by the Plan Administrator.  The Plan Administrator shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this Section have been met.

ARTICLE 8
WITHDRAWALS DURING EMPLOYMENT

8.1            Hardship Withdrawals. The Trustee shall, upon the direction of the Plan Administrator, withdraw all or a portion of a Participant’s Salary Deferral Account and Roth Elective Deferral Account consisting of Deferral Amounts (but not earnings thereon), including catch-up contributions made pursuant to Section 3.1(c), prior to the time such accounts are otherwise distributable in accordance with the other provisions of the Plan; provided, however, that any such withdrawal shall be made only if the Participant is an Employee and demonstrates that he is suffering from “hardship” as determined herein.  For purposes of this Section, a withdrawal will be deemed to be on account of hardship if the withdrawal is on account of:

(a)           expenses for (or necessary to obtain) medical care that would be deductible by the Participant under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(b)           purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)           payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or for his spouse, children or dependents (as defined in Code Section 152 and without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(d)           payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence;

(e)           payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 and without regard to Code Section 152(d)(1)(B));

(f)           expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(g)           any other contingency determined by the Internal Revenue Service to constitute an “immediate and heavy financial need” within the meaning of Treasury Regulations Section 1.401(k)-l(d).

8.2           Additional Hardship Withdrawal Requirements.  In addition to the requirements set forth in Section 8.1, any withdrawal pursuant to Section 8.1 shall not be in excess of the amount necessary to satisfy the need determined under Section 8.1 and shall also be subject to the requirements of either Subsection (a) and, to the extent applicable, (b) of this Section.

(a)           (1)           The Participant shall first obtain all withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Plan Sponsor; and

(2)           the Plan Sponsor shall not permit Elective Deferrals or after-tax employee contributions to be made to the Plan or any other plan maintained by the Plan Sponsor, for a period of six (6) months after the Participant receives the withdrawal pursuant to this Section.

(b)           Solely with respect to events described in Section 8.1(e) and (f), the Plan Administrator relies on the Participant’s certification by execution of a form provided by the Plan Administrator, unless the Plan Administrator has actual knowledge to the contrary, that the need determined under Section 8.1 cannot be relieved:

(1)           through reimbursement or compensation by insurance or otherwise;

(2)           by reasonable liquidation of the assets of the Participant, his spouse and minor children, to the extent that the liquidation would not itself cause an immediate and heavy financial need and to the extent that the assets of the spouse and minor children are reasonably available to the Participant;

(3)           by cessation of Elective Deferrals; or

(4)           by other distributions or nontaxable (at the time of the distribution) loans from plans maintained by the Plan Sponsor or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

Such withdrawals shall be made only in accordance with such other rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt.  Any determination of the existence of hardship and the amount to be withdrawn on account thereof shall be made by the Plan Administrator (or such other person as may be required to make such decisions) in accordance with the foregoing rules as applied in a uniform and nondiscriminatory manner; provided that, unless the Participant requests otherwise, any such withdrawal shall include the amount necessary to pay any federal, state and local income taxes and penalties reasonably anticipated to result from the withdrawal.  A withdrawal under this Section shall be made in a lump sum to the Participant.

8.3           Age 59½ Distributions.  A Participant who has attained the age of at least 59½ may elect to receive a distribution of all or a portion of his vested Account.

8.4           Withdrawals from Thrift Account, Rollover Account and Roth Rollover Account.  A Participant may elect to receive a distribution from his Thrift Account, Rollover Account and Roth Rollover Account at any time.  Any request for a withdrawal this Section 8.4 must be made in the manner prescribed by the Plan Administrator and in accordance with rules and conditions as the Plan Administrator may from time to time adopt.

8.5           Distribution Requirements.  Any request for a distribution under this Article 8 must be made in the manner prescribed by the Plan Administrator.  Except as may otherwise be established by the Plan Administrator, each withdrawal pursuant to this Article 8, other than Sections 8.1, shall be allowed in an amount of no less than $500.00.

ARTICLE 9
DIVERSIFICATION OF CARPENTER TECHNOLOGY STOCK FUND

Each Participant may direct the Plan to diversify up to one hundred percent (100%) of the Company Stock that has been allocated to the Participant’s Company Stock Fund Subaccount at any time.

ARTICLE 10
PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT

10.1           Eligibility for Payment. A Participant who has a Termination of Employment shall be eligible to receive payment of the Participant’s vested Account in accordance with the provisions of Article 13.

10.2           Vesting.  A Participant’s Account shall be one hundred percent (100%) vested in his Account.

10.3           Changes to Vesting Schedule.  If a Plan amendment directly or indirectly changes the vesting schedule, the vesting percentage for each Participant in his Account accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment.  In addition, any Participant with at least three (3) years of Vesting Service may irrevocably elect to remain under the pre-amendment vesting schedule with respect to all of his benefits accrued both before and after the amendment.

10.4           Suspension for Rehires.  If a Participant has a Termination of Employment and is subsequently reemployed by a Plan Sponsor or an Affiliate prior to receiving a distribution of his Account under the Plan, such Participant shall not be entitled to a distribution under this Section while he is an Employee.

ARTICLE 11
PAYMENT OF BENEFITS ON RETIREMENT OR DISABILITY

A Participant who has reached a Retirement Date or incurs a Disability while an Employee shall be eligible to receive payment of the Participant’s vested Account in accordance with the provisions of Article 13.

ARTICLE 12
DEATH BENEFITS

12.1           Eligibility for Payment.  If a Participant dies before receiving a distribution of his vested Account, his Beneficiary shall receive the Participant’s vested Account in accordance with the provisions of Article 13.  If a Participant dies after beginning to receive a distribution of his Account, the Participant’s Beneficiary shall receive the undistributed portion of the vested Account in the same form in which the benefits were being paid to the Participant.

12.2           Certain Death Benefits for Qualifying Military Personnel.  In the case of a Participant who dies while performing “qualified military service” (as defined in Code Section 414(u)(5)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan, if any, that the Participant would have been entitled to had the Participant resumed and then terminated employment on account of death.

ARTICLE 13
GENERAL RULES ON DISTRIBUTIONS

13.1           Timing and Form.

(a)           If the vested Account balance of a Participant or a Beneficiary of a deceased Participant (in the case of a Participant who did not begin to receive payment of his vested Account balance before his death) is $5,000 or less, such Account will be distributed as soon as administratively practicable after the Participant or Beneficiary is eligible for a distribution pursuant to Article 10, 11, or 12, as applicable, as follows:

(1)           for a Participant whose vested Account is $1,000 or less, such Participant shall have his Account balance distributed in a lump sum payment to the Participant; and

(2)           for a Participant whose vested Account is greater than $1,000, but $5,000 or less, such Participant shall have his Account balance distributed to an individual retirement plan of a trustee or issuer designated by the Plan Administrator, unless the Participant elects in writing to have the payment made directly to the Participant or to another individual retirement plan.  The Plan Administrator shall notify the Participant in writing that the distribution may be transferred by the Participant to another individual retirement plan.

The distribution shall consist of (i) the Participant’s vested Account held under the Profit Sharing Plan, which shall be distributed in one lump sum in cash; and (ii) the Participant’s vested Account held under the Carpenter Technology Stock Fund, which shall be distributed in accordance with Section 13.6.  For purposes of determining whether an amount being distributed pursuant to this Section 13.1(a) of the Plan will be subject to a Direct Rollover by the Plan Administrator, a Participant’s Roth Elective Deferral Account will be considered together with the amount within the Participant’s non-Roth Elective Deferral Account.

(b)           If the vested Account balance of a Participant or a Beneficiary of a deceased Participant (in the case of a Participant who did not begin to receive payment of his vested Account balance before his death) exceeds $5,000 and the Participant or Beneficiary is eligible for a distribution pursuant to Article 10, 11, or 12, as applicable, the Participant or Beneficiary will receive payment as soon as practicable after the Participant’s or Beneficiary’s written request to the Plan Administrator for payment of (i) the Participant’s vested Account held under the Profit Sharing Plan in a single lump distribution in cash; and (ii) the Participant’s vested Account held under the Carpenter Technology Stock Fund in accordance with Section 13.6.

(c)           Except as provided in Subsection (a), no distribution of the vested Account balance of a Participant will be made without his request before he reaches Normal Retirement Age.  Unless a Participant has elected to defer receipt of his benefit beyond his Normal Retirement Age, a Participant who has a Termination of Employment prior to Normal Retirement Age and who has not previously received a distribution of his Account will have his Account distributed to him in any event on or before sixty (60) days following the end of the Plan Year in which the Participant attains Normal Retirement Age.  If the amount of the payment required to commence on the date determined under this Subsection cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located.

13.2         Adjustments for Income.  Except for required minimum distributions pursuant to Section 13.4 and Appendix D, Accounts shall not be adjusted for earnings or losses incurred after the Valuation Date with respect to which the Account is valued for imminent payout purposes coinciding with or preceding the date of distribution of the Account; provided, however, that such Account shall be increased by any contributions allocated to the Account of the Participant after that Valuation Date and reduced by any distributions therefrom.  Prior to distribution of an Account, the Account shall be reduced by the amount necessary to satisfy the unpaid principal, accrued interest, and penalties on any loan made to the Participant from the Plan.

13.3         Direct Rollovers.

(a)           Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article 13, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution pursuant to this Section which is an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.  If the Eligible Rollover Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such Eligible Rollover Distribution may commence less than thirty (30) days after the notice required under Treasury Regulations Section 1.411(a)-11(c) is given, provided that:

 (1)           the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

 (2)           the Distributee, after receiving the notice, affirmatively elects a distribution.

(b)           Notwithstanding Subsection (a), a Direct Rollover of a distribution from a Roth Elective Deferral Account and/or Roth Rollover Account under the Plan will only be made to another designated Roth account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c) and applicable regulations.

(c)           Notwithstanding Subsection (a) and (b), if the Distributee is a non-spouse Beneficiary of a deceased Participant and a direct trustee-to-trustee transfer is made to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract):

 (1)           the transfer shall be treated as an Eligible Rollover Distribution;

 (2)           the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code Section 408(d)(3)(C)); and

 (3)           Code Section 401(a)(9)(B) (other than clause (iv) thereof) shall apply to such plan.

13.4         Required Minimum Distributions.  Notwithstanding any other provisions of the Plan, distributions will be made in accordance with Code Section 401(a)(9) and the regulations issued thereunder, including the incidental benefit requirements and shall be administered in accordance with the requirements of Appendix D hereto.

13.5         Withdrawals and Distributions of Roth Contributions.  Any withdrawal or distribution of a Participant’s Roth Elective Deferral Account or Roth Rollover Account will be subject to the distribution rules of Code Section 402A(d) and any applicable guidance or regulations issued thereunder and such procedures as the Plan Administrator may prescribe that are consistent therewith.

13.6         Distribution of Company Stock.  A Participant may demand, in accordance with procedures established by the Plan Administrator, that his entire investment in the Carpenter Technology Stock Fund be distributed either in whole shares of Company Stock and cash in lieu of fractional shares or entirely in cash.  If no such demand is made, the portion of a Participant’s or Beneficiary’s Account which consists of amounts invested in Company Stock shall be distributed in the form of Company Stock.  With respect to any distribution of Company Stock, whole shares of Company Stock otherwise distributable to the Participant shall be distributed in kind and the value of any fractional share or right to fractional share shall be paid in cash to the extent cash is available.  If cash is not available, then a fractional share shall be distributed in kind.  The Trustee may exchange any fractional share or right to a fractional share for available cash in the Accounts of all other Participants to the extent that the required amount of cash is available and shall immediately allocate the fractional share or right to a fractional share to such other Accounts.  The fractional share or right to a fractional share shall be treated as having been purchased by the Trustee on the date of the exchange.

ARTICLE 14
CONDITIONS OF DISTRIBUTION OF COMPANY STOCK

14.1           Legend.  To the extent necessary to comply with federal or state securities laws, each share certificate for Company Stock distributed pursuant to the Plan shall be clearly marked “RESTRICTED” on its face and, to the extent appropriate at that time, shall bear on its reverse side legends to the following effect:

                 (a)           That the securities evidenced by the certificate were issued and distributed without registration under the federal Securities Act of 1933 (the “1933 Act”) or under the applicable laws of any state (collectively referred to as the “State Acts”), in reliance upon certain exemptive provisions of the 1933 Act or any applicable State Acts;

                 (b)           That the securities cannot be sold or transferred unless, in the opinion of counsel reasonably acceptable to the Primary Sponsor, the sale or transfer would be:

                 (1)           pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration; and

                 (2)           a transaction which is exempt under any applicable State Acts or pursuant to an effective registration statement under or in a transaction which is in compliance with the State Acts.

                 (c)           That the securities evidenced by the certificate were issued and distributed in accordance with the provisions of the Plan and Trust, are subject to the provisions thereof, and may not be sold or transferred except in compliance with those provisions.

14.2          Investment Purposes Only.  If necessary to comply with the 1933 Act or any applicable State Acts, shares of Company Stock distributable under the Plan must be acquired for investment and not with a view to the public distribution thereof.  In furtherance thereof, as a condition of receiving Company Stock under the Plan, the distributee may be required to execute an investment letter and any other documents that in the opinion of counsel reasonably acceptable to the Primary Sponsor, as issuer, are necessary to comply with the 1933 Act or any applicable State Acts or any other applicable laws regulating the issuance or transfer of securities.

ARTICLE 15
VOTING OF COMPANY STOCK

15.1          Voting Provisions.  The Trustee shall vote shares of Company Stock held in the Carpenter Technology Stock Fund as follows:

 (a)           Whole and fractional shares of Company Stock allocated to Accounts for which it has received instructions from the Participant or Beneficiary shall be voted in accordance with those instructions.  With respect to those shares of Company Stock for which no voting instructions have been provided to the Trustee and those shares not allocated to any Participant’s Account, such shares shall be voted by the Trustee in the same proportion as whole shares of Company Stock held in such Accounts are directed to be voted by Participants, unless the fiduciary requirements of ERISA require otherwise.

 (b)           The Primary Sponsor shall furnish the Trustee, Participants and Beneficiaries with notices and information statements when voting or other rights as to Company Stock are to be exercised.

15.2          Other Decisions.  All decisions affecting Company Stock held under the Carpenter Technology Stock Fund which do not involve voting of such Company Stock, including, without limitation, decisions to reject or consent to tender or exchange offers and similar decisions, shall be determined by the Trustee in the same manner as voting decisions as described in Section 15.1 above, except that if a Participant or Beneficiary fails to provide instruction, he shall be deemed to have instructed the Trustee not to tender, exchange, etc. such shares, unless the fiduciary requirements of ERISA require otherwise.

ARTICLE 16
ADMINISTRATION OF THE PLAN

16.1          Trust Agreement.  The Primary Sponsor shall establish a Trust with the Trustee designated by the Board of Directors for the management of the Fund, which Trust shall form a part of the Plan and is incorporated herein by reference.

16.2          Operation of the Plan Administrator.  The Primary Sponsor shall appoint a Plan Administrator.  If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing one or more persons who may act on behalf of the Plan Administrator.  If more than one person is so designated with respect to the same administrative function, a majority of such persons shall constitute a quorum for the transaction of business and shall have the full power to act on behalf of the Plan Administrator.  The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing.  The Plan Administrator may resign at any time by written notice of resignation to the Trustee and the Primary Sponsor.  Upon removal or resignation of the Plan Administrator, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.

16.3          Fiduciary Responsibility.

 (a)           The Plan Administrator, as a Named Fiduciary, may allocate its fiduciary responsibilities among Fiduciaries other than the Trustee, designated in writing by the Plan Administrator and may designate in writing persons other than the Trustee to carry out its fiduciary responsibilities under the Plan.  The Plan Administrator may remove any person designated to carry out its fiduciary responsibilities under the Plan by notice in writing to such person.

 (b)           The Plan Administrator and each other Fiduciary may employ persons to perform services and to render advice with regard to any of the Fiduciary’s responsibilities under the Plan.  Charges for all such services performed and advice rendered may be paid by the Fund to the extent permitted by ERISA.

 (c)           Each Plan Sponsor shall indemnify and hold harmless each person constituting the Plan Administrator or the Investment Committee, except those individuals who are not a Plan Sponsor or an employee of a Plan Sponsor, if any, from and against any and all claims, losses, costs, expenses (including, without limitation, attorney’s fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by such person of his duties in such capacity, other than such of the foregoing arising from, on account of or in connection with the willful neglect or willful misconduct of such person.

16.4          Duties of the Plan Administrator.

(a)           The Plan Administrator shall advise the Trustee with respect to all payments under the terms of the Plan and shall direct the Trustee in writing to make such payments from the Fund; provided, however, in no event shall the Trustee be required to make such payments if the Trustee has actual knowledge that such payments are contrary to the terms of the Plan and the Trust.

(b)           The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan and the Trust, for the administration of the Plan and the transaction of its business.  All elections and designations under the Plan by a Participant or Beneficiary shall be made on forms prescribed by the Plan Administrator.  The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person.  All determinations of the Plan Administrator shall be conclusive and binding on all Employees, Participants, Beneficiaries and Fiduciaries, subject to the provisions of the Plan and the Trust and subject to applicable law.

(c)           The Plan Administrator shall furnish Participants and Beneficiaries with all disclosures now or hereafter required by ERISA or the Code.  The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan and the Trust.

(d)           The Fair Market Value of shares of Company Stock shall be determined as of each Valuation Date.  In the case of a transaction between the Plan and a disqualified person within the meaning of Code Section 4975, the Fair Market Value of shares of Company Stock must be determined as of the date of the transaction.

(e)           The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or the Trust or under applicable law.

16.5         Investment Manager.  The Primary Sponsor may, by action in writing certified by notice to the Trustee, appoint an Investment Manager.  Any Investment Manager may be removed in the same manner in which appointed, and in the event of any removal, the Investment Manager shall, as soon as possible, but in no event more than thirty (30) days after notice of removal, turn over all assets managed by it to the Trustee or to any successor Investment Manager appointed, and shall make a full accounting to the Primary Sponsor with respect to all assets managed by it since its appointment as an Investment Manager.

16.6           Investment Committee.  The Primary Sponsor may, by action in writing certified by notice to the Trustee, appoint an Investment Committee.  The Primary Sponsor shall have the right to remove any person on the Investment Committee at any time by notice in writing to such person.  A person on the Investment Committee may resign at any time by written notice of resignation to the Primary Sponsor.  Upon such removal or resignation, or in the event of the death of a person on the Investment Committee, the Primary Sponsor may appoint a successor.  Until a successor has been appointed, the remaining persons on the Investment Committee may continue to act as the Investment Committee.

16.7           Appeals Fiduciary.  The Primary Sponsor shall appoint an Appeals Fiduciary.  The Appeals Fiduciary shall be required to review claims for benefits payable due to a Participant’s Disability that are initially denied by the Plan Administrator and for which the claimant requests a full and fair review pursuant to Section 17.4.  The Appeals Fiduciary may not be the individual who made the initial adverse determination with respect to any claim he reviews and may not be a subordinate of any individual who made the initial adverse determination.  The Appeals Fiduciary may be removed in the same manner in which appointed or may resign at any time by written notice of resignation to the Primary Sponsor.  Upon such removal or resignation, the Primary Sponsor shall appoint a successor.

16.8           Action by a Plan Sponsor.  Any action to be taken by a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend, modify or terminate the Plan or the Trust or to determine the basis of any Plan Sponsor contributions.

16.9           Corrective Actions.  Notwithstanding any provision of the Plan to the contrary, the Plan Sponsor may make corrective contributions, allocations, or distributions or take any other corrective action required to comply with, or otherwise permitted by, any program provided pursuant to applicable law, including without limitation the Employee Plans Compliance Resolution System or any successor guidance.

ARTICLE 17
CLAIM REVIEW PROCEDURE

17.1           Notice of Denial.  If a Participant (or other person entitled to file a claim for benefits under ERISA) (a “claimant”) is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Participant’s Disability) after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim.  If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period.  In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Participant’s Disability) from the end of such initial period.  With respect to a claim for benefits due to the Participant’s Disability, an additional extension of up to thirty (30) days beyond the initial 30-day extension period may be required for processing the claim.  In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period.  Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

17.2         Contents of Notice of Denial.  If a claimant is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

(a)           the specific reasons for the denial;

(b)           specific references to the pertinent provisions of the Plan on which the denial is based;

(c)           a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d)           an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Sections 502(a) of ERISA following an adverse benefit determination on review;

(e)           in the case of a claim for benefits due to a Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

(f)           in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.

17.3         Right to Review.  After receiving written notice of the denial of a claim or that a domestic relations order is a qualified domestic relations order, a claimant or his representative shall be entitled to:

(a)           request a full and fair review of the denial of the claim or determination that a domestic relations order is a qualified domestic relations order by written application to the Plan Administrator (or Appeals Fiduciary in the case of a claim for benefits payable due to a Participant’s Disability);

(b)           request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

(c)           submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator or Appeals Fiduciary, as applicable; and

(d)           a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

17.4         Application for Review.

(a)           If a claimant wishes a review of the decision denying his claim to benefits under the Plan, other than a claim described in Subsection (b) of this Section 17.4, or if a claimant wishes to appeal a decision that a domestic relations order is a qualified domestic relations order, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial or notice that the domestic relations order is a qualified domestic relations order.

(b)           If the claimant wishes a review of the decision denying his claim to benefits under the Plan due to a Participant’s Disability, he must submit the written application to the Appeals Fiduciary within one hundred eighty (180) days after receiving written notice of the denial.  With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall:

(i)           consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

(ii)           identify the medical and vocational experts whose advice was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted pursuant to this Subsection (b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.

17.5           Hearing.  Upon receiving such written application for review, the Plan Administrator or Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator or Appeals Fiduciary received such written application for review.

17.6           Notice of Hearing.  At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing.  The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

17.7           Counsel.  All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

17.8           Decision on Review.  No later than sixty (60) days (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) following the receipt of the written application for review, the Plan Administrator or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrator or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Participant’s Disability) after the date of receipt of the written application for review.  If the Plan Administrator or Appeals Fiduciary determines that the extension of time is required, the Plan Administrator or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator or Appeals Fiduciary expects to render its decision on review.  In the case of a decision adverse to the claimant, the Plan Administrator or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:

(a)          the specific reasons for the decision;

            (b)           specific references to the pertinent provisions of the Plan on which the decision is based;

                (c)           a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

               (d)         a statement describing any available voluntary appeal procedures (if any) and of the claimant’s right to obtain information about such procedures as required by ERISA and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review;

(e)           in the case of a claim for benefits due to the Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request;

(f)            in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request; and

(g)           in the case of a claim for benefits due to a Participant’s Disability, a statement regarding the availability of other voluntary alternative dispute resolution options.

ARTICLE 18
INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

18.1           Anti-Alienation.  No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law.  Notwithstanding the above, this Section shall not apply to a “qualified domestic relations order” (as defined in Code Section 414(p)), and benefits may be paid pursuant to the provisions of such an order.  The Plan Administrator shall develop procedures (in accordance with applicable federal regulations) to determine whether a domestic relations order is qualified, and, if so, the method and the procedures for complying therewith.  In addition, a distribution to an “alternate payee” (as defined in Code Section 414(p)) shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not yet separated from service and has not yet reached the “earliest retirement age” (as defined in Code Section 414(p)).

18.2         Exceptions to Anti-Alienation.  Notwithstanding any other provision of the Plan, the benefit of a Participant shall be subject to legal process and may be assigned, alienated or attached pursuant to a court judgment or settlement provided:

(a)          such Participant is ordered or required to pay the Plan in accordance with the following:

(1)           a judgment or conviction for a crime involving the Plan;

 (2)           a civil judgment entered by a court in an action brought in connection with a violation of part 4 of subtitle B of Title I of ERISA; or

 (3)           a settlement agreement between such Participant and the Secretary of Labor, in connection with a violation (or alleged violation) of part 4 of subtitle B of Title I of ERISA by a fiduciary or any other person; and

(b)           the judgment, order, decree, or settlement agreement shall expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against such Participant’s benefits under the Plan.

18.3         Termination of Payment.  If any person who shall be entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit under the Plan, then the payment of any such benefit in the event a Participant or Beneficiary is entitled to payment shall, in the discretion of the Plan Administrator, cease and terminate and in that event the Trustee shall hold or apply the same for the benefit of such person, his spouse, children, other dependents or any of them in such manner and in such proportion as the Plan Administrator shall determine.

18.4         Minors and Incompetents.  Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

18.5         Missing Participants.  If the Plan Administrator cannot ascertain the whereabouts of any Participant to whom a payment is due under the Plan, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the Participant be cancelled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with Sections 3.5, 4.1 and 4.2 except that, in the event the Participant later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the forfeited amount shall be restored either from Trust income or by a special contribution by the Plan Sponsor to the Plan, as determined by the Plan Administrator, in an amount equal to the payment to be paid to the Participants.

ARTICLE 19
PROHIBITION AGAINST DIVERSION

At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, subject, however, to the payment of all taxes and administrative expenses and subject to the provisions of the Plan with respect to returns of contributions.  Expenses incurred in the administration of the Plan shall be paid from the Trust, to the extent permitted by ERISA, unless such expenses are paid by the Plan Sponsor; provided, further, that the Plan Sponsor may be reimbursed by the Fund, to the extent permitted by ERISA, for Plan expenses originally paid by the Plan Sponsor.

ARTICLE 20
LIMITATION OF RIGHTS

Participation in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan.  The adoption of the Plan and the Trust by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.

ARTICLE 21
AMENDMENT TO OR TERMINATION OF THE
PLAN AND THE TRUST

21.1           Right of Primary Sponsor to Amend or Terminate.  The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan or the Trust in whole or in part; provided, however, that the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds held under a Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of a fund held under the Plan to become the property of a Plan Sponsor; and provided further, that the duties or liabilities of the Trustee shall not be increased without its written consent.  No such modifications or amendments shall have the effect of retroactively changing or depriving Participants or Beneficiaries of rights already accrued under the Plan.  No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust.  Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan and Trust pursuant to the Plan.

21.2           Right of Plan Sponsor to Terminate Participation.  Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan and Trust by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor and the Trustee unless such termination would result in the disqualification of the Plan or the Trust or would adversely affect the exempt status of the Plan or the Trust as to any other Plan Sponsor.  If contributions by or on behalf of a Plan Sponsor are completely terminated, the Plan and Trust shall be deemed terminated as to such Plan Sponsor.  Any termination by a Plan Sponsor, shall not be a termination as to any other Plan Sponsor.

21.3           Plan Termination.

(a)           If the Plan is terminated by the Primary Sponsor or if contributions to the Trust should be permanently discontinued, it shall terminate as to all Plan Sponsors and the Fund shall be used, subject to the payment of expenses and taxes, for the benefit of Participants and Beneficiaries, and for no other purposes, and the Account of each affected Participant shall be fully vested and nonforfeitable to the extent then funded, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.

(b)           In the event of the partial termination of the Plan, each affected Participant’s Account shall be fully vested and nonforfeitable to the extent then funded, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.

21.4         Payments Upon Plan Termination.  In the event of the termination of the Plan or the Trust with respect to a Plan Sponsor, the Accounts of the Participants with respect to the Plan as adopted by such Plan Sponsor shall be distributed in lump sum payments pursuant to the instructions of the Plan Administrator; provided that the Trustee shall not be required to make any distribution until it receives a copy of an Internal Revenue Service determination letter to the effect that the termination does not affect the qualified status of the Plan or the exempt status of the Trust or, in the event that such letter is applied for and is not issued, until the Trustee is reasonably satisfied that adequate provision has been made for the payment of all taxes which may be due and owing by the Trust.

21.5         Plan Merger.  In the case of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to, any other plan qualified under Code Section 401, the terms of the merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which the Participant would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

21.6         Optional Benefits.  Notwithstanding any other provision of the Plan, an amendment to the Plan –

(a)           which eliminates or reduces an early retirement benefit, if any, or which eliminates or reduces a retirement-type subsidy (as defined in regulations issued by the Department of the Treasury), if any, or

(b)           which eliminates an optional form of benefit

shall not be effective with respect to benefits attributable to service before the amendment is adopted.  In the case of a retirement-type subsidy described in Subsection (a) above, this Section shall be applicable only to a Participant who satisfies, either before or after the amendment, the preamendment conditions for the subsidy.

ARTICLE 22
ADOPTION OF PLAN BY AFFILIATES

Any corporation or other business entity related to the Primary Sponsor by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Board of Directors, may adopt the Plan and the related Trust by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate.  Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption and by the execution of the Trust by the adopting corporation, business entity or Affiliate.  The resolution shall state and define the effective date of the adoption of the Plan by the Plan Sponsor and, for the purpose of Code Section 415, the “limitation year” as to such Plan Sponsor.  Notwithstanding the foregoing, however, if the Plan and Trust as adopted by an Affiliate or other corporation or business entity under the foregoing provisions shall fail to receive the initial approval of the Internal Revenue Service as a qualified Plan and Trust under Code Sections 401(a) and 501(a), any contributions by the Affiliate or other corporation or business entity after payment of all expenses will be returned to such Plan Sponsor free of any trust, and the Plan and Trust shall terminate, as to the adopting Affiliate or other corporation or business entity.

ARTICLE 23
QUALIFICATION AND RETURN OF CONTRIBUTIONS

23.1           Initial Qualification Failure.  If the Plan and the related Trust fail to receive the initial approval of the Internal Revenue Service as a qualified plan and trust within one (1) year after the date of denial of qualification (a) the contribution of a Plan Sponsor after payment of all expenses will be returned to a Plan Sponsor free of the Plan and Trust, (b) contributions made by a Participant shall be returned to the Participant who made the contributions, and (c) the Plan and Trust shall thereupon terminate.

23.2           Deductibility.  All Plan Sponsor contributions to the Plan are contingent upon deductibility.  To the extent permitted by the Code and other applicable laws and regulations thereunder, upon a Plan Sponsor’s request, a contribution which was made by reason of a mistake of fact or which was nondeductible under Code Section 404, shall be returned to a Plan Sponsor within one (1) year after the payment of the contribution, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

In the event of a contribution which was made by reason of a mistake of fact or which was nondeductible, the amount to be returned to the Plan Sponsor shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or the mistake in determining the deduction not occurred, less any net loss attributable to the excess.  Any net income attributable to the excess shall not be returned to the Plan Sponsor.  No return of any portion of the excess shall be made to the Plan Sponsor if the return would cause the balance in a Participant’s Account to be less than the balance would have been had the mistaken contribution not been made.

ARTICLE 24
INCORPORATION OF SPECIAL LIMITATIONS

Appendices A, B, C and D to the Plan, attached hereto, are incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary contained herein.

IN WITNESS WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the date first above written.

CARPENTER TECHNOLOGY CORPORATION

By:	/s/ James D. Dee

Title:	Vice President

ATTEST:

/s/ Jed S. Freeman

Title:	Associate General Counsel

APPENDIX A
LIMITATION ON ALLOCATIONS

SECTION 1

The “annual addition” for any Participant for any one limitation year may not exceed the lesser of:

(a)           $49,000 (for the 2011 Plan Year), as adjusted under Code Section 415(d); or

(b)           100% of the Participant’s Annual Compensation (as modified by this Appendix A).

The limit described in Subsection (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.

SECTION 2

For the purposes of this Appendix A, the term “annual addition” for any Participant means for any limitation year, the sum of certain Plan Sponsor, Affiliate, and Participant contributions, forfeitures, and other amounts as determined in Code Section 415(c)(2) in effect for that limitation year.  If an Acquisition Loan has been made to the Plan, annual additions for a limitation year include Plan Sponsor contributions of both principal and interest used to repay the Acquisition Loan for the limitation year.  Notwithstanding the foregoing, with respect to Plan Sponsor contributions of principal and interest used to repay an Acquisition Loan, the amount of the annual addition attributable to such contributions may instead be determined as the Fair Market Value of the shares of Company Stock released from the Loan Suspense Account on account of the repayment and allocated to the Company Stock Subaccounts of Participants for the limitation year if the amount determined based on the Fair Market Value of those shares of Company Stock is less than the amount of such contributions for the limitation year.  Participant contributions shall be determined without regard to rollover amounts, employee contributions to a simplified employee pension which are excludable from gross income under Code Section 401(k)(6), and catch-up contributions as described in Code Section 414(v).

SECTION 3

For purposes of this Appendix A, the term “limitation year” shall mean a Plan Year.

A-1

SECTION 4

For purposes of this Appendix A, “Annual Compensation” shall include compensation paid to the Participant by the later of (i) 2½ months after the Participant’s severance from employment with the Plan Sponsor, or (ii) the end of the limitation year that includes the date of the Participant’s severance from employment with the Plan Sponsor, if such compensation is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime and shift differential), commissions, bonuses, or other similar payments, and the compensation would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Plan Sponsor.  Annual Compensation shall include compensation paid after a Participant’s severance from employment if the payment is for unused bona fide sick, vacation, or other leave (but only if the Participant would have been able to use the leave if employment had continued) or the payment is received by a Participant pursuant to a nonqualified unfunded deferred compensation plan (but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Plan Sponsor and only to the extent that the payment is includible in the Participant’s gross income).  In accordance with Code Section 414(u)(12), Annual Compensation shall include any differential wage payment (within the meaning of Code Section 3401(h)(2)) made by a Plan Sponsor to an individual who does not currently perform services for the Plan Sponsor by reason of qualified military service (within the meaning of Code Section 414(u)(5)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Plan Sponsor.

SECTION 5

For purposes of applying the limitations of this Appendix A, all defined contribution plans maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined contribution plan, and all defined benefit plans now or previously maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined benefit plan.  In the event any corrective actions are required to be taken with respect to this Plan or with respect to another defined contribution plan pursuant to any program described in Section 16.9 of this Plan as a result of the annual additions of a Participant exceeding the limitations set forth in Section 1 of this Appendix A and Code Section 415, because of the Participant’s participation in more than one defined contribution plan, such actions shall be taken first with regard to this Plan.

SECTION 6

The provisions of this Appendix A shall be construed in a manner consistent with the provisions of final Treasury Regulations issued under Code Section 415 and any successor guidance.

A-2

APPENDIX B
TOP-HEAVY PROVISIONS

SECTION 1

As used in this Appendix B, the following words shall have the following meanings:

(a)           “Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.

(b)           “Key Employee” means an Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date was:

(1)           an officer of the Plan Sponsor or any Affiliate whose Annual Compensation was greater than $160,000 (for the 2011 Plan Year, as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury) for the calendar year in which the Plan Year ends, where the term “officer” means an administrative executive in regular and continual service to the Plan Sponsor or an Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of (A) fifty (50) employees; or (B) the greater of (I) three (3) employees or (II) ten percent (10%) of the number of Employees during the Plan Year, with any non-integer being increased to the next integer.  If for any year, no officer of the Plan Sponsor meets the requirements of this Subparagraph (1), the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Subparagraph (1);

(2)           an owner of more than five percent (5%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate; or

(3)           an owner of more than one percent (1%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than one percent (1%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, and who in such Plan Year had Annual Compensation from the Plan Sponsor and all of its Affiliates of more than $150,000.

For purposes of determining ownership under Subsections (2) and (3) above, the rules set forth in Code Section 318(a)(2) shall be applied as follows (i) in the case of any Plan Sponsor or Affiliate which is a corporation, by substituting five percent (5%) for fifty percent (50%) and, (ii) in the case of any Plan Sponsor or Affiliate which is not a corporation, ownership shall be determined in accordance with Treasury Regulations which shall be based on principles similar to the principles of Code Section 318 (modified as described in Clause (i) above).

Employees other than Key Employees are sometimes referred to in this Appendix B as “non-key employees.”

(c)           “Required Aggregation Group” means:

(1)           each plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401 (a) in which a Key Employee is a participant, and

(2)           each other plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401 (a) and which enables any plan described in Subsection (a) of this Section to meet the requirements of Section 401(a)(4) or 410 of the Code.

(d)           (1)           “Top-Heavy” means:

(A)           if the Plan is not included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:

(i)           the present value of the cumulative Accounts (excluding catch-up contributions as described in Code Section 414(v) made in the Plan Year in which the determination is being made) under the Plan for all Key Employees exceeds sixty percent (60%) of the present value of the cumulative Accounts (excluding catch-up contributions as described in Code Section 414(v) for the current Plan Year) under the Plan for all Participants; and

(ii)           the Plan, when included in every potential combination, if any, with any or all of:

(I)           any Required Aggregation Group, and

(II)           any plan of the Plan Sponsor which is not part of any Required Aggregation Group and which qualifies under Code Section 401 (a)

is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

(B)           if the Plan is included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:

(i)           the Required Aggregation Group is a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

 (ii)           the Required Aggregation Group, when included in every potential combination, if any, with any or all of the plans of the Plan Sponsor and its Affiliates which are not part of the Required Aggregation Group and which qualify under Code Section 401(a), is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection).

(C)           For purposes of Subparagraphs (A)(ii) and (B)(ii) of this Paragraph (1), any combination of plans must satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(2)           A group shall be deemed to be a Top-Heavy Group if:

(A)           the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for all Key Employees under all plans included in such group exceeds

(B)           sixty percent (60%) of a similar sum determined for all participants in such plans.

(3)          (A)           For purposes of this Section, the present value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:

 (i)            as to any defined contribution plan other than a simplified employee pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year, and

 (ii)           as to any simplified employee pension, the aggregate employer contributions, and

 (iii)          an adjustment for contributions due as of the Determination Date or last day of a plan year.

In the case of a plan that is not subject to the minimum funding requirements of Code Section 412, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause (i) or (ii) of this Subparagraph (A); provided, however, that in the first plan year of the plan, the adjustment in Clause (iii) of this Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first plan year.  In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause (i) and the aggregate contributions in Clause (ii) of this Subparagraph (A) shall include contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Code Section 412(c)(10) to the extent not included under Clause (i) or (ii) of this Subparagraph (A).

(B)           For purposes of this Subsection, the present value of the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the present value of the accrued benefit for a current participant must be determined either (i) as if the participant terminated service as of the Determination Date or last day of a plan year or (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of a plan year.  For purposes of this Subparagraph (B), the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year.  The actuarial assumptions utilized in calculating the present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth by the Internal Revenue Service in Q&A T-26 and T-27 of Regulation Section 1.416-1.

(C)           For purposes of determining the present value of the cumulative accrued benefit under a plan for any Participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the Participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the one-year period ending on the Determination Date or the last day of the Plan Year that falls within the calendar year in which the Determination Date falls.  In the case of a distribution made with respect to a Participant made for reason other than severance from employment, death, or disability, this provision shall be applied by substituting a five-year period for the one-year period.

(D)           For purposes of this Paragraph (3), participant contributions which are deductible as “qualified retirement contributions” within the meaning of Code Section 219 or any successor, as adjusted to reflect income, gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.

(E)           For purposes of this Paragraph (3), if any employee is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such employee shall not be taken into account.

(F)           For purposes of this Paragraph (3), if any Employee has not performed any service for a Plan Sponsor or an Affiliate maintaining the Plan during the one-year period ending on the Determination Date, any accrued benefit for that Employee shall not be taken into account.

(G)           (i)           In the case of an “unrelated rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall not consider the distribution part of the accrued benefit under this Section; and

 (ii)           in the case of a “related rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall not count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall consider the distribution part of the accrued benefit under this Section.

For purposes of this Subparagraph (G), an “unrelated rollover” is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates.  For purposes of this Subparagraph (G), a “related rollover” is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by the employer or an Affiliate.

SECTION 2

(a)           Notwithstanding anything contained in the Plan to the contrary, except as otherwise provided in Subsection (b) of this Section, in any Plan Year during which the Plan is Top-Heavy, allocations of Plan Sponsor contributions and forfeitures for the Plan Year for the Account of each Participant who is not a Key Employee and who has not separated from service with the Plan Sponsor prior to the end of the Plan Year shall not be less than three percent (3%) of the Participant’s Annual Compensation.  For purposes of this Subsection, an allocation to a Participant’s Account resulting from any Plan Sponsor contribution attributable to a salary reduction or similar arrangement shall not be taken into account.

(b)           (1)           The percentage referred to in Subsection (a) of this Section for any Plan Year shall not exceed the percentage at which allocations are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom the percentage is highest for a Plan Year.  For purposes of this Paragraph, an allocation to the Account of a Key Employee resulting from any Plan Sponsor contribution attributable to a salary reduction or similar agreement shall be taken into account.

(2)           For purposes of this Subsection (b), all defined contribution plans which are members of a Required Aggregation Group shall be treated as part of the Plan.

(3)           This Subsection (b) shall not apply to any plan which is a member of a Required Aggregation Group if the plan enables a defined benefit plan which is a member of the Required Aggregation Group to meet the requirements of Code Section 401(a)(4) or 410.

APPENDIX C
SPECIAL NONDISCRIMINATION RULES

SECTION 1

As used in this Appendix, the following words shall have the following meanings:

(a)           “Eligible Participant” means a Participant who is an Employee during any particular Plan Year.

(b)           “Highly Compensated Eligible Participant” means any Eligible Participant who is a Highly Compensated Employee.

(c)           “Matching Contribution” means, subject to the disaggregation rules under Section 7 of this Appendix C, any contribution made by a Plan Sponsor to a Matching Account and any other contribution made to a plan by a Plan Sponsor or an Affiliate on behalf of an Employee on account of a contribution made by an Employee or on account of an Elective Deferral.

(d)           “Qualified Matching Contributions” means Matching Contributions which are immediately nonforfeitable when made, and which would be nonforfeitable, regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Section 401(k)(2)(B) of the Code and the regulations thereunder.

(e)           “Qualified Nonelective Contributions” means contributions of the Plan Sponsor or an Affiliate, other than Matching Contributions or Elective Deferrals, which are nonforfeitable when made, and which would be nonforfeitable regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Code Section 401(k)(2)(B) and the regulations thereunder.

SECTION 2

In addition to any other limitations set forth in the Plan, for each Plan Year one of the following tests must be satisfied:

(a)          the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the Plan Year multiplied by 1.25; or

(b)          the excess of the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year over that of all other Eligible Participants for the Plan Year must not be more than two (2) percentage points, and the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the Plan Year multiplied by two (2).

The “actual deferral percentage” for the Highly Compensated Eligible Participants and all other Eligible Participants for a Plan Year is the average in each group of the ratios, calculated separately for each Employee, of the Deferral Amounts contributed by the Plan Sponsor on behalf of an Employee for the Plan Year to the Annual Compensation of the Employee in the Plan Year.  In addition, for purposes of calculating the “actual deferral percentage” as described above, Deferral Amounts of Employees who are not Highly Compensated Employees which are prohibited by Code Section 401(a)(30) shall not be taken into consideration.  Except to the extent limited by Treasury Regulation section 1.401(k)-2(a)(6) and any other applicable regulations promulgated by the Secretary of the Treasury, all or part of the Qualified Matching Contributions and Qualified Nonelective Contributions made pursuant to the Plan may be treated as Deferral Amounts for purposes of determining the “actual deferral percentage.”

SECTION 3

If the Deferral Amounts contributed on behalf of any Highly Compensated Eligible Participant exceeds the amount permitted under the “actual deferral percentage” test described in Section 2 of this Appendix C for any given Plan Year, then before the end of the Plan Year following the Plan Year for which the Excess Deferral Amount was contributed, the portion of the Excess Deferral Amount for the Plan Year attributable to a Highly Compensated Participant, as adjusted in accordance with applicable Treasury Regulations to reflect income, gain, or loss attributable to it for the Plan Year for which the test is being performed and for the period between the end of such Plan Year and the date on which the Excess Deferral Amount is distributed to the Participant and reduced by any excess Elective Deferrals as determined pursuant to Section 3.1 previously distributed to a Participant for the Participant’s taxable year ending with or within the Plan Year, may be distributed to the Highly Compensated Eligible Participant.  The income, gain, or loss allocable to such Excess Deferral Amount shall be determined in a similar manner as described in Section 4.2 of the Plan or in any other manner permitted by applicable Treasury Regulations.  The Excess Deferral Amount to be distributed shall be reduced by Deferral Amounts previously distributed for the taxable year ending in the same Plan Year, and shall also be reduced by Deferral Amounts previously distributed for the Plan Year beginning in such taxable year.  The portion of the Matching Contribution, if any, on which such Excess Deferral Amount was based shall be forfeited upon the distribution of such Excess Deferral Amount.

Notwithstanding the foregoing, if the Plan satisfies the actual deferral percentage test through correction by distribution of Excess Deferral Amounts for any Plan Year, any Excess Deferral Amounts attributable to a Highly Compensation Eligible Participant who is eligible to make catch-up contributions pursuant to Section 3.1(c) of the Plan, subject to the limitations of Code Section 414(v), shall be retained in the Plan and treated as catch-up contributions under the Plan.  To the extent that the Excess Deferral Amount would exceed the applicable dollar amount specified in Code Section 414(v), as adjusted, such amount shall be distributed in accordance with Subsection (b) of this Section 3.

(a)          For purposes of this Section 3, “Excess Deferral Amount” means, with respect to a Plan Year, the excess of:

(1)           the aggregate amount of Deferral Amounts contributed by a Plan Sponsor on behalf of Highly Compensated Eligible Participants for the Plan Year, over

(2)           the maximum amount of Deferral Amounts permitted under Section 2 of this Appendix C for the Plan Year, which shall be determined by reducing the Deferral Amounts contributed on behalf of Highly Compensated Eligible Participants in order of the actual deferral percentages beginning with the highest of such percentages.

(b)          Distribution of the Excess Deferral Amount for any Plan Year shall be made to Highly Compensated Eligible Participants on the basis of the dollar amount of Deferral Amounts attributable to each Highly Compensated Eligible Participant.  The Plan Sponsor shall determine the amount of Excess Deferral Amounts which shall be distributed to each Highly Compensated Eligible Participant as follows.

(1)           The Deferral Amounts allocated to the Highly Compensated Eligible Participant with the highest dollar amount of Deferral Amounts for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Participant’s remaining Deferral Amounts for the Plan Year to be equal to the dollar amount of the Deferral Amounts allocated to the Highly Compensated Eligible Participant with the next highest dollar amount of Deferral Amounts for the Plan Year.  This amount is then distributed to the Highly Compensated Eligible Participant with the highest dollar amount of Deferral Amounts, unless a smaller reduction, when added to the total dollar amount already distributed pursuant to this Paragraph (1), equals the total Excess Deferral Amounts.

(2)           If the total amount distributed under Paragraph (1) of this Section 3(b) is less than the total Excess Deferral Amounts, the procedure in Paragraph (1) shall be successively repeated until the total dollar amount distributed is equal to the total Excess Deferral Amounts attributable to Highly Compensated Eligible Participants.

If a distribution of the Excess Deferral Amounts attributable to the Highly Compensated Eligible Participants is made in accordance with Paragraphs (1) and (2) of this Section, the limitations in Section 2 of this Appendix C shall be treated as being met regardless of whether the actual deferral percentage, if recalculated after such distributions, would have satisfied the requirements of Section 2.

Notwithstanding any of the foregoing to the contrary, unless otherwise provided by uniform procedures established by the Plan Administrator from time to time in the case of a distribution of Excess Deferral Amounts, the Highly Compensated Eligible Participant’s Roth Contributions will be distributed first and non-Roth Deferral Amounts second, but only to the extent such types of deferrals were made by such Highly Compensated Eligible Participant for the Plan Year.

SECTION 4

The Plan Administrator shall have the responsibility of monitoring the Plan’s compliance with the limitations of this Appendix C and shall have the power to take all steps it deems necessary or appropriate to ensure compliance, including, without limitation, restricting the amount which Highly Compensated Eligible Participants can elect to have contributed pursuant to Plan Section 3.1 or 3.2.  Any actions taken by the Plan Administrator pursuant to this Section 4 shall be pursuant to non-discriminatory procedures consistently applied.

SECTION 5

In addition to any other limitations set forth in the Plan, Matching Contributions under the Plan and the amount of nondeductible employee contributions under the Plan, for each Plan Year must satisfy one of the following tests:

(a)           The contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed 125% of the contribution percentage for all other Eligible Participants for the Plan Year; or

(b)           The contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed the lesser of (1) 200% of the contribution percentage for all other Eligible Participants for the Plan Year, and (2) the contribution percentage for all other Eligible Participants for the Plan Year plus two (2) percentage points.

Notwithstanding the foregoing, for purposes of this Section 5, the terms Highly Compensated Eligible Participant and Eligible Participant shall not include any Participant who is not eligible to receive a Matching Contribution under the provisions of the Plan, other than as a result of the Participant failing to contribute to the Plan or failing to have an Elective Deferral contributed to the Plan on the Participant’s behalf.  Notwithstanding the foregoing, if Qualified Matching Contributions are taken into account for purposes of applying the test contained in Section 2 of this Appendix C, they shall not be taken into account under this Section 5.  The “contribution percentage” for Highly Compensated Eligible Participants and for all other Eligible Participants for a Plan Year shall be the average of the ratios, calculated separately for each Participant, of (A) to (B), where (A) is the amount of Matching Contributions under the Plan (excluding Qualified Matching Contributions which are used to apply the test set forth in Section 2 of this Appendix C) and any nondeductible employee contributions made under the Plan for the Eligible Participant for the Plan Year, and where (B) is the Annual Compensation of the Eligible Participant for the Plan Year.  Except to the extent limited by Treasury Regulation Section 1.401(m)-2(a)(6) and any other applicable regulations promulgated by the Secretary of the Treasury, a Plan Sponsor may elect to treat Deferral Amounts and Qualified Nonelective Contributions as Matching Contributions for purpose of determining the “contribution percentage,” provided the Deferral Amounts, excluding those treated as Matching Contributions, satisfy the test set forth in Section 2 of Appendix C.

SECTION 6

If either (a) the Matching Contributions and, if taken into account under Section 5 of this Appendix C, the Deferral Amounts, Qualified Nonelective Contributions and/or Qualified Matching Contributions made on behalf of Highly Compensated Eligible Participants, or (b) any nondeductible employee contributions made by Highly Compensated Eligible Participants exceed the amount permitted under the “contribution percentage test” for any given Plan Year, then, before the close of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made, the amount of the Excess Aggregate Contributions attributable to the Plan for the Plan Year under either Section (6)(c)(1) or (2), or both, as adjusted to reflect any income, gain or loss attributable to such contributions through the date the Excess Aggregate Contributions are distributed shall be distributed or, if the Excess Aggregate Contributions are forfeitable, forfeited.  The income allocable to such contributions shall be determined in a similar manner as described in Section 4.2 of the Plan or in any other manner permitted by applicable Treasury Regulations.  As to any Highly Compensated Employee, any distribution or forfeiture of his allocable portion of the Excess Aggregate Contributions for a Plan Year shall first be attributed to any nondeductible employee contributions made by the Participant during the Plan Year for which no corresponding Plan Sponsor contribution is made and then to any remaining nondeductible employee contributions made by the Participant during the Plan Year and any Matching Contributions thereon.  As between the Plan and any other plan or plans maintained by the Plan Sponsor in which Excess Aggregate Contributions for a Plan Year are held, each such plan shall distribute or forfeit a pro-rata share of each class of contribution based on the respective amounts of a class of contribution made to each plan during the Plan Year.  The payment of the Excess Aggregate Contributions shall be made without regard to any other provision in the Plan.

For purposes of this Section 6, with respect to any Plan Year, “Excess Aggregate Contributions” means the excess of:

(a)           the aggregate amount of the Matching Contributions and any nondeductible employee contributions (and any Qualified Nonelective Contributions or Qualified Matching Contributions) and, it taken into account under Section 5 of this Appendix C, the Deferral Amounts actually made on behalf of Highly Compensated Eligible Participants for the Plan Year, over

(b)           the maximum amount of contributions permitted under the limitations of Section 5 of this Appendix C, determined by reducing contributions made on behalf of Highly Compensated Eligible Participants in order of their contribution percentages beginning with the highest of such percentages.

The determination of the amount of Excess Aggregate Contributions under this Section 6 shall be made after (1) first determining the excess Elective Deferrals under Section 3.1(b) of the Plan and (2) then determining the Excess Deferral Amounts under Section 3 of this Appendix C.

(c)          Distribution or forfeiture of any nondeductible employee contributions or Matching Contributions in the amount of the Excess Aggregate Contributions for any Plan Year shall be made with respect to Highly Compensated Eligible Participants on the basis of the dollar amount of the Excess Aggregate Contributions attributable to each Highly Compensated Eligible Participant.  Forfeitures of Excess Aggregate Contributions may not be allocated to Participants whose contributions are reduced under this Section 6.  The Plan Sponsor shall determine the amount of Excess Aggregate Contributions which shall be distributed to each Highly Compensated Eligible Participant as follows.

(1)           The Matching Contributions and any nondeductible employee contributions allocated to the Highly Compensated Eligible Participant with the highest dollar amount of such contributions for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Participant’s remaining Matching Contributions and nondeductible employee contributions for the Plan Year to be equal to the dollar amount of such contributions allocated to the Highly Compensated Eligible Participant with the next highest dollar amount of Matching Contributions and nondeductible employee contributions for the Plan Year.  This amount is then distributed to the Highly Compensated Eligible Participant with the highest dollar amount of Matching Contributions and nondeductible employee contributions, unless a smaller reduction, when added to the total dollar amount already distributed pursuant to this Subsection (1), equals the total Excess Aggregate Contributions.

(2)           If the total amount distributed under Paragraph (1) is less than the total Excess Aggregate Contributions, the procedure in Paragraph (1) shall be repeated until the total dollar amount of Matching Contributions and nondeductible employee contributions distributed is equal to the total Excess Aggregate Contributions attributable to Highly Compensated Eligible Participants.

If a distribution of the total Excess Aggregate Contributions is made in accordance with Paragraphs (1) and (2) of this Section 6(c), the limitations in Section 5 of this Appendix C shall be treated as being met regardless of whether the actual contribution percentage, if recalculated after such distributions, would have satisfied the requirements of Section 5.

SECTION 7

Except to the extent limited by rules promulgated by the Secretary of the Treasury, if a Highly Compensated Eligible Participant is a participant in any other plan of the Plan Sponsor or any Affiliate which includes Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions, any contributions made by or on behalf of the Participant to the other plan shall be allocated with the same class of contributions under the Plan for purposes of determining the “actual deferral percentage” and “contribution percentage” under the Plan; provided, however, with respect to Plan Years commencing prior to January 1, 2006, contributions that are made under an “employee stock ownership plan” (within the meaning of Code Section 4975(e)(7)) shall not be combined with contributions under any plan which is not an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)).

Except to the extent limited by rules promulgated by the Secretary of the Treasury, if the Plan and any other plans which include Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions are considered as one plan for purposes of Code Section 401(a)(4) and 410(b)(1), any contributions under the other plans shall be allocated with the same class of contributions under the Plan for purposes of determining the “contribution percentage” and “actual deferral percentage” under the Plan; provided, however, with respect to Plan Years commencing prior to January 1, 2006, contributions that are made under an “employee stock ownership plan” (within the meaning of Code Section 4975(e)(7)) shall not be combined with contributions under any plan which is not an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)).

APPENDIX D
MINIMUM DISTRIBUTION REQUIREMENTS

SECTION 1
GENERAL RULES

(a)           Effective Date and Precedence.  The provisions of this Appendix D will apply for purposes of determining required minimum distributions effective January 1, 2003.  The requirements of this Appendix D will take precedence over any inconsistent provisions of the Plan.

(b)           Requirements of Treasury Regulations Incorporated.  All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(c)           TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Appendix D, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

SECTION 2
TIME AND MANNER OF DISTRIBUTION

(a)           Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)           Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2)           If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)           If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b), other than Section 2(b)(1) of this Appendix D, will apply as if the surviving spouse were the Participant.

For purposes of this Section 2(b) and Section 4 of this Appendix D, unless Section 2(b)(4) of this Appendix D applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If Section 2(b) of this Appendix D applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix D. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c)           Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3 and 4 of this Appendix D.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations issued thereunder.

SECTION 3
REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME

(a)           Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1)           the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)           if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(b)           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

SECTION 4
REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH

(a)           Death On or After Date Distributions Begin.

(1)           Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)           The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)           If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)           No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)           Death Before Date Distributions Begin.

(1)           Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4(a).

(2)           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)           Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix D, this Section (b) will apply as if the surviving spouse were the Participant.

SECTION 5
DEFINITIONS

As used in this Appendix D, the following words and phrases shall have the meaning set forth below:

(a)           Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 1.6 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b)           Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(c)           Life Expectancy.  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(d)           Participant’s Account Balance.  The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date.  The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(e)           Required Beginning Date.  April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires, except that in the case of a person described in Section 1(b)(2) of Appendix B the Required Beginning Date shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70½.